UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AEROFLEX HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AEROFLEX HOLDING CORP.
35 South Service Road
Plainview, New York 11803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 16, 2011

To our Stockholders:

The annual meeting of stockholders of AEROFLEX HOLDING CORP. will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on Wednesday, November 16, 2011, at 10:00 a.m., Eastern Time.  The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

1.           To elect thirteen directors to hold office until the 2012 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.           To hold an advisory vote on executive compensation;

3.           To hold an advisory vote on the frequency of holding future advisory votes on executive compensation;

4.           To approve the Aeroflex Holding Corp. 2011 Omnibus Incentive Plan;

5.           To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for  the fiscal year ending June 30, 2012; and

6.           To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on September 19, 2011 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important.  Whether or not you plan to attend the Annual Meeting in person, to ensure the presence of a quorum, please vote over the Internet or by telephone as instructed on the proxy card or complete, date, sign and return a proxy card as promptly as possible.  Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to ensure that your shares are represented at the Annual Meeting.  You may change your voting instructions or revoke your proxy at any time before it is voted by following the procedures described in this Proxy Statement and on the proxy card.

By Order of the Board of Directors,

John Adamovich, Jr.
Senior Vice President, Chief Financial Officer and
Secretary

Dated:	Plainview, New York October 3, 2011

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on November 16, 2011:

This Proxy Statement and the 2011 Annual Report to Stockholders
are available at www.proxyvote.com

AEROFLEX HOLDING CORP.
35 South Service Road
Plainview, New York 11803

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, November 16, 2011

PROXY STATEMENT

This Proxy Statement is furnished  in connection with the solicitation of proxies by the Board of Directors of Aeroflex Holding Corp. for use at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  When used in this Proxy Statement, the terms “Aeroflex,” “the Company,” “we,” “us” or “our” refer to Aeroflex Holding Corp. and, as applicable, our consolidated subsidiaries, including our primary operating subsidiary, Aeroflex Incorporated.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), we are using the Internet as our primary means of furnishing proxy materials to stockholders.  Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials.  We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and 2011 Annual Report to Stockholders, and voting via the Internet.  The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

ABOUT THE MEETING

Why did I receive these proxy materials?

Beginning on or shortly after October 3, 2011, this Proxy Statement and form of proxy are first being sent or given to stockholders of record as of the September 19, 2011 record date, as part of the Board of Director’s solicitation of proxies for Aeroflex’s Annual Meeting and any postponements or adjournments thereof.  This Proxy Statement and Aeroflex’s 2011 Annual Report to Stockholders (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Aeroflex Holding Corp. and meet the regulations of the SEC for proxy solicitations.  Our management prepared this Proxy Statement for the Board of Directors.

What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

We are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders.  Consequently, most stockholders will not receive paper copies of our proxy materials.  Stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our Proxy Statement and 2011 Annual Report, and voting via the Internet.  The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose.  We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.  If you elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.  Stockholders who have elected to receive the proxy materials electronically will be receiving an email on or about October 3, 2011 with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1.           The election of thirteen directors to hold office until the 2012 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.           To hold an advisory vote on executive compensation;

3.           To hold an advisory vote on the frequency of holding future advisory votes on executive compensation;

4.           To approve the Aeroflex Holding Corp. 2011 Omnibus Incentive Plan;

5.           To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for  the fiscal year ending June 30, 2012; and

6.           To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We do not expect to ask you to vote on any other matters at the meeting.

In addition, our management will report on our performance during fiscal 2011 and respond to your questions.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on September 19, 2011.  Each share of common stock is entitled to one vote.

How do I vote?

Voting by Proxy

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card.  For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone.  For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively such stockholders who receive a paper proxy card may vote by mail by signing and returning the mailed proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials.  In each case your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials.  If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card.  Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

Voting at the Meeting

If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting, or if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting.  If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.  Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

Can I change my mind after I return my proxy?

 Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Aeroflex’s Secretary at our principal executive offices before the beginning of the Annual Meeting.  You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered.  If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the approval, on an advisory basis, of the compensation of Aeroflex’s named executive officers as presented in this Proxy Statement, FOR submitting such advisory vote to Aeroflex’s stockholders on an annual basis, FOR the approval of the 2011 Omnibus Incentive Plan and FOR the ratification of KPMG LLP to serve as our independent registered public accounting firm and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one notice or proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company and its telephone number is (212) 936-5100.

What is “householding” and how am I affected?

The SEC permits us to deliver a single copy of the proxy materials to stockholders who have the same address and last name. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. If you received one set of these documents at your household and you wish to receive separate copies, you may request them in writing at Aeroflex Holding Corp., 35 South Service Road, P.O. Box 6022, Plainview, New York 11803; Attn: Investor Relations or by phone at 516-694-6700 and these documents will be promptly delivered to you. If you do not wish to participate in householding and prefer to receive separate copies of our proxy materials, now or in the future, please submit a request to us at the address or phone number listed above.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm.  Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including the ratification of accountants.  At our meeting, these shares will be counted as voted by the brokerage firm in the ratification of accountants even if the broker does not receive instructions from you.

Brokers are prohibited from exercising discretionary authority on non-routine matters.  Proposals one through four are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”).   Therefore, if the broker does not receive voting instructions from you with respect to proposals one through four, the broker will not be able to vote your shares on those items and, consequently, your shares will be considered a “broker non-vote” on such matters. In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for the purpose of determining if a quorum is present.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person, if you properly submit your proxy or if your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a broker vote or non-vote on the ratification of accountants.  In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of September 19, 2011 must be present at the meeting. This is referred to as a quorum. On September 19, 2011, we had 84,789,180 shares issued and outstanding.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as directors.  Shares not voted on the election of directors will have no effect on the voting outcome with respect to the election of directors.

What vote is required to approve the advisory vote on executive compensation?

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Because your vote is advisory, it will not be binding on our Board or the Company. However, the Board or Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.  Abstentions will be counted as votes cast and will have the same effect as a vote against this proposal.  Broker non-votes, if any, will not be considered in the tabulation of votes.

What vote is required to approve the advisory vote on the frequency of the advisory vote on executive compensation?

The frequency option (one year, two years or three years) receiving a plurality of the votes cast will be the frequency that has been “approved” by our stockholders. Because your vote is advisory, it will not be binding on our Board or the Company. However, our Board of Directors will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.  Abstentions and broker non-votes will have no effect on this proposal.

What vote is required for approval of the 2011 Omnibus Incentive Plan?

Approval of the Aeroflex Holding Corp. 2011 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. In addition, under applicable NYSE rules, approval of the Plan requires the approval of a majority of votes cast, provided the total votes cast on this proposal  represent greater than 50% in interest of the outstanding shares of common stock entitled to vote.  Abstentions will be counted as votes cast and will have the same effect as a vote against the proposal. The NYSE takes the position that a broker non-vote is not a “vote cast.”  Accordingly, broker non-votes have to be subtracted when determining whether the 50% in interest test has been met.

What vote is required to ratify the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item at the Annual Meeting will be required for approval. Abstentions will have the same effect as a vote against this proposal.

How can I find the results of the voting at the Annual Meeting?

Final voting results will be announced in a Current Report on Form 8-K to be filed by us with the SEC within four business days after the conclusion of the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides that, at any time that VGG Holding LLC, a Delaware limited liability company (the “parent LLC”), owns at least a majority of our then outstanding common stock, the size of our Board of Directors will be determined by the affirmative vote of a majority of our then outstanding common stock. At any time that the parent LLC does not own at least a majority of our then outstanding common stock, the size of our Board of Directors will be determined by the affirmative vote of our Board of Directors. The parent LLC owns approximately 76.7% of our outstanding common stock. See “Stock Ownership.” The parent LLC, through its majority ownership of our outstanding common stock, has fixed the size of the Board at thirteen directors.

Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election as directors of each nominee, each of whom is currently a director, unless any nominee shall be unavailable, in which case such shares will be voted for a substitute nominee as may be designated by our Board of Directors, unless parent LLC chooses to reduce the number of directors serving on the Board.  We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Director Designation Agreement

In connection with our initial public offering (“IPO”) in November 2010, we entered into a director designation agreement with the parent LLC which contains provisions relating to the composition of our Board of Directors.  Pursuant to the director designation agreement, the parent LLC is entitled to nominate directors to our Board of Directors. See “Certain Relationships and Related Transactions-Director Designation Agreement.”  Pursuant to the limited liability company agreement of the parent LLC, our Sponsors have the right to select the individuals that the parent LLC has the right to nominate under the director designation agreement.  See “– Limited Liability Company Agreement.”  Our Sponsors include, collectively, The Veritas Capital Fund III, L.P. (“Veritas Capital”), Golden Gate Private Equity, Inc. (“Golden Gate Capital”), GS Direct, L.L.C. (“GS Direct”) and the respective affiliates of and funds managed by these entities.

The director designation agreement provides that, for so long as the parent LLC owns at least one share of our outstanding common stock, we may not take any action, including making or recommending any amendment to our certificate of incorporation or bylaws, that (i) would decrease the size of our Board of Directors if such decrease would cause us to fail to satisfy the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors without the resignation of a director nominated by any of the Sponsors or (ii) otherwise could reasonably be expected to adversely affect the parent LLC's rights under the director designation agreement, in each case without the consent of the parent LLC. The parent LLC has the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors are to be elected and, subject to limited exceptions, we will include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by the parent LLC as follows:

•
until such time as we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, such number of individuals as are designated by the parent LLC; and

•
during such time as (i) the parent LLC owns less than a majority but at least one share of our outstanding common stock and (ii) we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, four individuals designated by the parent LLC.

In the event of a vacancy on our Board of Directors arising through the death, resignation or removal of a director nominated by the parent LLC, such vacancy may be filled by our Board of Directors only with a director nominated by the parent LLC.

Board Composition

We believe that each of our directors should have a range of skills, experience, diversity and expertise that enables them to provide sound guidance with respect to our business and operations.  Each of our directors has an established record of professional accomplishment and particular experience, qualifications, attributes and skills that the Board of Directors considers important in determining that each director should be a member.  See below for biographical information concerning our directors.

Nominee Biographies

Robert B. McKeon has served as the Chairman of our Board of Directors since August 2007. Mr. McKeon is the Founder, Chairman, and Managing Partner of Veritas Capital, a New York-based private equity investment firm he formed in 1992. Prior to forming Veritas in 1992, Mr. McKeon served as the Chairman of Wasserstein Perella Management Partners and was a founding partner of Wasserstein Perella & Co. in 1988. Mr. McKeon was instrumental in raising and managing Wasserstein's $1.1 billion private equity fund. Mr. McKeon currently serves as Chairman of the Board of Vangent, Inc., CPI International, Inc., Excelitas Technologies, Inc., Global Tel*Link Corporation and The SI Organization, Inc., and he served as the Chairman of the Board of DynCorp International Inc. from March 2005 to July 2010. Mr. McKeon is a member of the Council on Foreign Relations and the Center for Strategic & International Studies. Mr. McKeon holds a B.S. from Fordham University and an M.B.A. from Harvard Business School. Mr. McKeon was selected to serve as one of our directors because he is the Founder and Chairman of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, private equity investment and board service.

Leonard Borow is our President and Chief Executive Officer. He has been employed by us in various executive positions since 1989. He has been our President and Chief Executive Officer since October 2007, Chief Executive Officer of Aeroflex Incorporated since August 2007, President of Aeroflex Incorporated since August 2005, Chief Operating Officer of Aeroflex Incorporated since October 1991 and a member of the board of directors of Aeroflex Incorporated since November 1992. Mr. Borow has served as a member of our Board of Directors since August 2007. From February 2004 until August 2005, Mr. Borow was one of Aeroflex Incorporated's Vice Chairmen, and from October 1991 until February 2004, Mr. Borow was Executive Vice President of Aeroflex Incorporated. Prior to joining Aeroflex Incorporated, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which we acquired in November 1989. Mr. Borow was selected to serve as one of our directors because he is our President and Chief Executive Officer and has extensive knowledge of our business and historical development. Mr. Borow has important relationships with our major customers and has been a significant contributor to the expansion of our business through both organic growth and acquisitions.

John Buyko is our Executive Vice President and President of our Aeroflex Microelectronics Solutions (“AMS”) division. He has been employed by us in various executive positions since January 1991. He has been our Executive Vice President since August 2007, Executive Vice President of Aeroflex Incorporated since December 2006, Vice President of Aeroflex Incorporated from August 2005 to December 2006 and President of our AMS division since September 2001. From December 1998 until September 2001, Mr. Buyko was Senior Vice President—Marketing and Sales of our AMS division. Mr. Buyko was selected to serve as one of our directors because he is our Executive Vice President and President of our AMS division and has extensive knowledge of our business and historical development. Mr. Buyko has important relationships with our major customers and has been a significant contributor to the expansion of our business through both organic growth and acquisitions. Mr. Buyko has also served as a member of our Board of Directors since August 2007. Mr. Buyko is also a member of the board of directors of IceMOS Technology LTD, a privately owned, developer and supplier of high quality thick film bonded SOI (Silicon On Insulator) wafers, with which we have a licensing agreement.

Prescott H. Ashe has served as a member of our Board of Directors since August 2007. Mr. Ashe has been a Managing Director of Golden Gate Capital since 2000. Prior to joining Golden Gate Capital, Mr. Ashe was an investment professional at Bain Capital, which he initially joined in 1991. Prior to joining Bain Capital, Mr. Ashe was a consultant at Bain & Company. He is currently a director of several private companies in which Golden Gate Capital is an investor. Mr. Ashe holds a B.S. in Business Administration from the University of California at Berkeley and a J.D. from Stanford Law School. Mr. Ashe was selected to serve as one of our directors because he is a Managing Director of one of our largest beneficial owners and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in private equity investment and board service.

Joe Benavides has served as a member of our Board of Directors since August 2007. Mr. Benavides is a Principal at Veritas Capital. Prior to joining Veritas in 2007, Mr. Benavides was a Managing Director at The Blackstone Group. Prior to joining Blackstone in 2004, Mr. Benavides was a Vice President in the Financial Sponsors Group at Credit Suisse. Mr. Benavides holds a B.S. in Economics with a concentration in Finance from the Georgia Institute of Technology and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Benavides was selected to serve as one of our directors because he is a Principal at our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, accounting, private equity investment and board service.

Hugh Evans has served as a member of our Board of Directors since August 2007. Mr. Evans is a Partner at Veritas Capital. Prior to joining Veritas in 2005, Mr. Evans was a Partner at Falconhead Capital, a middle market private equity firm. While at Falconhead, Mr. Evans was a member of the firm's investment committee. Prior to Falconhead, Mr. Evans was a Principal at Stonington Partners. Mr. Evans began his private equity career in 1992 at Merrill Lynch Capital Partners, the predecessor firm of Stonington, which was a wholly owned subsidiary of Merrill Lynch. He is a member of the board of directors of CPI International, Inc. and several private companies. Mr. Evans holds an A.B. from Harvard University and an M.B.A. from the University of Chicago Graduate School of Business. Mr. Evans was selected to serve as one of our directors because he is a Partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, private equity investment and board service.

Bradley J. Gross has served as a member of our Board of Directors since August 2007. Mr. Gross has been a Managing Director in the Principal Investment Area of Goldman, Sachs & Co. since 2007, where he has led and executed investments in a wide range of industries, including aerospace, consumer products, retail, healthcare, and financial institutions. Mr. Gross also has experience investing both within and outside the U.S., including positions in both the Hong Kong and Tokyo offices of Goldman, Sachs & Co. He first joined Goldman, Sachs & Co. in 1995. He currently serves on the board of directors of Americold Realty Trust, Apple American Group, LLC, Griffon Corporation, Cequel Communications, LLC, First Aviation Services, Inc. and several other private companies in which Goldman, Sachs & Co. is an investor. Mr. Gross holds a B.A. from Duke University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Gross was selected to serve as one of our directors because he is a Managing Director of an affiliate of one of our largest beneficial owners and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, management and board service.

John D. Knoll has served as a member of our Board of Directors since August 2007. Mr. Knoll is a Managing Director of Golden Gate Capital, which he joined in 2000. Mr. Knoll's primary focus is on the broader electronics sector, including semiconductor devices and equipment, electronic manufacturing, and technology end markets including enterprise hardware, telecommunications services and equipment, aerospace and defense, and test and measurement devices. Prior to joining Golden Gate Capital, Mr. Knoll spent a year as Product Manager at Covad Communications. Prior to Covad Communications, Mr. Knoll spent four years as a Consultant with Bain & Company, where he worked in technology, media, and telecommunications. Mr. Knoll currently serves on the board of directors of Conexant Systems, Lantiq, Tollgrade and other Golden Gate Capital technology portfolio companies. Mr. Knoll holds a B.S. and M.S. in Industrial Engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Knoll was selected to serve as one of our directors because he is a Managing Director of one of our largest beneficial owners and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in private equity investment and board service.

Ramzi M. Musallam has served as a member of our Board of Directors since August 2007. Mr. Musallam is a Partner at Veritas Capital, which he has been associated with since 1997. Prior to joining Veritas, Mr. Musallam was an investment professional at two other private equity firms, Berkshire Partners and the Pritzker Organization. He is a member of the boards of directors of Vangent, Inc. and CPI International, Inc. as well as several private companies and was a member of the board of directors of DynCorp International Inc. from February 2005 to July 2010. Mr. Musallam holds a B.A. from Colgate University with a major in Economics and Mathematics and an M.B.A. from the University of Chicago Booth School of Business. Mr. Musallam was selected to serve as one of our directors because he is a Partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, private equity investment and board service.

Richard N. Nottenburg has served as a member of our Board of Directors since November 2010. Dr. Nottenburg was President and Chief Executive Officer of Sonus Networks, Inc. from June 2008 through September 2010. From 2004 until 2008, Dr. Nottenburg was an officer with Motorola, Inc., ultimately serving as its Executive Vice President, Chief Strategy Officer and Chief Technology Officer. Dr. Nottenburg is currently a member of the board of directors of PMC Sierra, Inc., Verint Systems, Inc. and Comverse Technology Corp. Dr. Nottenburg holds a B.S. in Electrical Engineering from Polytechnic Institute of New York, an M.S. in Electrical Engineering from Colorado State University, and a Doctor of Science in Electrical Engineering from the Ecole Polytechnique Federale de Lausanne in Lausanne, Switzerland. Dr. Nottenburg was selected to serve as one of our directors because of his extensive executive management and leadership experience, strong financial, risk analysis, and corporate governance skills and experience, and significant experience and familiarity with the commercial wireless communications industry.

Charles S. Ream has served as a member of our Board of Directors since November 2010. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation from April 2003 until his retirement in June 2006. From October 2000 to December 2001, he served as Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc. From January 1998 to September 2000, Mr. Ream served as Senior Vice President, Finance of Raytheon Systems Company. From January 1994 to December 1997, he served as Chief Financial Officer of Hughes Aircraft Company. Prior to joining Hughes Aircraft Company, Mr. Ream was a partner with Deloitte & Touche LLP. Mr. Ream is a member of the board of directors of Vangent, Inc. and Allied Defense Group, Inc. Vangent, Inc. is a portfolio company of Veritas Capital. From 2004 to 2006, Mr. Ream was a member of the board of directors of Stewart & Stevenson Services, Inc. and from 2006 to 2010, Mr. Ream was a member of the board of directors of DynCorp International Inc. and Stanley, Inc. Mr. Ream holds a B.A. in accounting and a Master of Accountancy degree from the University of Arizona and is a Certified Public Accountant (inactive). Mr. Ream was selected to serve as one of our directors because of his extensive accounting, financial management and board experience.

Mark H. Ronald has served as a member of our Board of Directors since November 2010. Mr. Ronald has been an independent consultant specializing in management and mergers and acquisitions since January 2008, and has served as a Special Advisor to Veritas Capital since January 2008, advising on such matters. From January 2007 to July 2010, Mr. Ronald was a member of the board of directors of DynCorp International Inc. From 2000 to December 2007, Mr. Ronald was the president and chief executive officer of BAE Systems Inc., and from 2002 to December 2007 he was the chief operating officer and a director of BAE Systems plc. Mr. Ronald holds the title of Honorary Commander of the Most Excellent Order of the British Empire (CBE), awarded in recognition of the valuable services he has rendered to furthering transatlantic cooperation in the U.S.-U.K. defense industries. Mr. Ronald is a member of the board of directors of Alliant Techsystems Inc. and Cobham plc, a member of the U.S. DoD's Business Board and a trustee of Polytechnic University. Mr. Ronald holds a B.S. in electrical engineering from Bucknell University and an M.S. in electrical engineering from Polytechnic University. Mr. Ronald was selected to serve as one of our directors because of his extensive knowledge of our markets and his extensive board experience.

General Peter J. Schoomaker (USA Ret.) has served as a member of our Board of Directors since November 2010. General Schoomaker served as Chief of Staff of the U.S. Army from 2003 until his second retirement in 2007 and as Commander in Chief, U.S. Special Operations Command from 1997 to 2000, when he retired from the U.S. Army for the first time. From November 2007 to July 2010, General Schoomaker was a member of the board of directors of DynCorp International Inc. and from 2000 to 2003, he was the president of Quiet Pros, Inc. (defense consulting). General Schoomaker is a member of the board of directors of CAE, Inc. and a member of the boards of several non-profit and private companies. General Schoomaker holds a B.S. in Education from the University of Wyoming and an M.A. in Management and Supervision from Central Michigan University. General Schoomaker was selected to serve as one of our directors because of his extensive knowledge of the defense market and his extensive board experience.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Controlled Company Exception

The parent LLC controls a majority of the voting power of our outstanding common stock. The parent LLC directly owns approximately 76.7% of our common stock and our Sponsors indirectly own, through their investment in the parent LLC, approximately 63.8% of our common stock. As a result, we are a “controlled company” within the meaning of the New York Stock Exchange corporate governance standards. Under the New York Stock Exchange rules, if more than 50% of the voting power of a listed company is held by an individual, group or another company, the listed company is a “controlled company” and may elect not to comply with certain New York Stock Exchange corporate governance standards, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•
the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the corporate governance and nominating committee and the compensation committee.

We currently use these exemptions. As a result, we do not have a majority of independent directors, our corporate governance and nominating committee and compensation committee do not consist entirely of independent directors and such committees are not subject to annual performance evaluations. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the New York Stock Exchange corporate governance requirements.

Director Independence

Because we are a “controlled company” under NYSE rules, we are exempt from the requirement to have a Board of Directors with a majority of independent members. Our Board of Directors has determined that four of our thirteen directors - Messrs. Nottenburg, Ream, Ronald and Schoomaker - are independent under New York Stock Exchange listing standards.  In making this determination, the Board considered all relevant facts and circumstances.  The Board considered that a number of our directors also serve on the boards of directors of other portfolio companies of certain of our Sponsors.  In particular, with respect to Mr. Ronald, the Board considered that Mr. Ronald provides consulting services to one of our Sponsors, Veritas Capital, and receives compensation for these services. The Board affirmatively concluded that none of these directors has any material relationship, direct or indirect, to us other than as stockholders or through their service as directors.

Board of Directors - Meetings and Attendance

Our Board of Directors held four meetings during the fiscal year ended June 30, 2011.  Each director attended or participated in at least 75% of the aggregate number of meetings of the Board of Directors while serving as a member of the Board of Directors and on each committee of which he was a member that was held during the time he was a member.

We encourage our directors to attend our annual meetings of stockholders.

Board Committees

We currently have the following standing committees of the Board:  the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, each of which operates under a written charter adopted by the Board.  Of all of the standing committees, only the Audit Committee is composed entirely of independent directors.  The charters of each of these committees are available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

The following provides a description of certain functions and current membership information for each of the Board committees for fiscal 2011.

Audit Committee.  We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”).  Our Audit Committee is responsible for, among other things, overseeing and reviewing our financial reporting process and the integrity of our financial statements and related information, making recommendations concerning the engagement of our independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our Audit Committee is comprised entirely of independent directors - Messrs. Ream, Ronald and Schoomaker. The Board has determined that Charles S. Ream, the chairman of our Audit Committee, qualifies as an “audit committee financial expert” pursuant to the requirements of the SEC and New York Stock Exchange. The Board has also determined that all members of the Audit Committee meet the financial literacy standards of the New York Stock Exchange.  The Audit Committee met four times during fiscal year ended June 30, 2011.

Compensation Committee. Our Compensation Committee evaluates, determines and approves the compensation of our Chief Executive Officer and all of our other executive officers. The Committee has overall responsibility for approving and evaluating our compensation plans, policies and programs, as well as our philosophy and strategy, as they affect the CEO and other executive officers. Our Compensation Committee is comprised of Messrs. McKeon, Ashe, Evans, Ream and Ronald. Mr. McKeon is the chairman of our Compensation Committee. The Compensation Committee met four times during fiscal year ended June 30, 2011.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee is primarily responsible for identifying individuals qualified to become members of our Board of Directors, considering nominees proposed by stockholders in accordance with our bylaws and contractual obligations under the director designation agreement, selecting the director nominees for the next annual meeting of the stockholders and reviewing our corporate governance policies. The Committee is also responsible for reviewing director compensation and benefits, overseeing the annual self-evaluations of our Board of Directors and making recommendations to the Board concerning the structure and membership of the other Board committees. The Corporate Governance and Nominating Committee recommended the current nominees for election to the Board, which recommendation was approved by the Board. Our Corporate Governance and Nominating Committee is comprised of Messrs. McKeon and Borow. Mr. McKeon is the chairman of our Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee was formed subsequent to our IPO in November 2010 and was not required to meet during fiscal year ended June 30, 2011. The committee met one time prior to the annual meeting.

Director Nominations

The Corporate Governance and Nominating Committee identifies and screens candidates for Board membership. The Corporate Governance and Nominating Committee does not have a formal policy with regard to consideration of diversity in identifying director nominees.  Our Corporate Governance Guidelines specify that our Board should be of sufficient size to provide for sufficient diversity among directors without hindering effective discussion or diminishing individual accountability.  The Corporate Governance and Nominating Committee may consider particular attributes that would be most beneficial to the Company in selecting future Board nominees, including issues such as integrity, competence, experience, commitment and dedication, collegiality, professional and technical background and interpersonal skills.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders in the same manner it considers other candidates.  Our bylaws establish advance notice procedures with respect to stockholder proposals related to the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors. These procedures provide that any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered

•
in the case of an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is more than 30 days before or more than 70 days after such anniversary date of the prior year’s annual meeting, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was made; and

•
in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such special meeting.

The stockholder's notice to the Secretary must set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address, (b) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by him, (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (d) a representation by him that he is a holder of record of stock of the Company entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in his notice and (e) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Notwithstanding the foregoing, our certificate of incorporation provides that at any time that the parent LLC owns at least a majority of our then outstanding common stock, the foregoing advance notice procedures for stockholder proposals will not apply to it.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role – Mr. Robert B. McKeon is our Chairman, and Mr. Leonard Borow is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board of Directors deems to be in the long term interest of stockholders in light of prevailing circumstances. Our Board of Directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Management is responsible for the day-to-day management of risks for Aeroflex and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific Board committees are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to the Company’s financial risk exposure. The Audit Committee works directly with members of senior management, Aeroflex’s internal audit staff and our independent registered public accounting firm, as appropriate, to discuss if there are areas of concern of which the Committee should be aware. The Board monitors risks as they may be related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and debt issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Each of our Board committees delivers periodic reports to the Board, in order to keep the Board informed about what transpires at committee meetings. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Executive Sessions

Executive sessions of non-management directors are held in conjunction with regularly scheduled Board meetings and at other times as appropriate. Mr. McKeon, our Chairman of the Board, presides as the lead director over each executive session.  In addition, if our non-management directors are not independent under NYSE rules, the independent directors will meet in executive session at least one time each year.  Each committee of our Board of Directors also generally conducts an executive session in conjunction with each regularly scheduled committee meeting and at other times as deemed appropriate.

Interested Party Communications

Mail from stockholders and other interested parties can be addressed to members of our Board in care of the Office of the Secretary, Aeroflex Holding Corp., 35 South Service Road, P.O. Box 6022, Plainview, NY 11803-0622. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Guidelines for Business Conduct and Governance Guidelines

Our Board of Directors has adopted a Code of Ethics applicable to the Chairman, Chief Executive Officer and Senior Financial Officers of Aeroflex.  Our Board of Directors has also adopted a Code of Business Conduct and Corporate Ethics Policy applicable to all directors, officers and employees of Aeroflex in performing their duties. The Code of Business Conduct and Corporate Ethics Policy sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Business Conduct and Corporate Ethics Policy and the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers are available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

Our Board of Directors has also adopted Corporate Governance Guidelines as required by the New York Stock Exchange rules to assist the Board in exercising its responsibilities to Aeroflex and its stockholders.  The Corporate Governance Guidelines are available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Corporate Governance and Nominating Committee to determine whether the Board and its committees are functioning effectively. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, our Audit Committee is required to conduct an annual self-evaluation and all committees of the Board are required to review and reassess the adequacy of their charters.  As a “controlled company,” our Compensation and Corporate Governance and Nominating Committees are exempt from the New York Stock Exchange requirement for an annual performance evaluation.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Robert B. McKeon, Hugh Evans, Prescott H. Ashe, Charles S. Ream and Mark H. Ronald.  None of our Compensation Committee members are or were, during fiscal 2011, an officer or employee of ours. None of our executive officers serve on the board of directors or compensation committee, or other committee serving an equivalent function, of a company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.  There are no, and during fiscal 2011 there were no, interlocking relationships between any of our executive officers and the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand.

Messrs. McKeon, Evans and Ashe are affiliates of two of our Sponsors, Veritas Capital and Golden Gate Capital.  We have entered into certain transactions with Veritas Capital and Golden Gate Capital, as disclosed under “Certain Relationships and Related Party Transactions,” “—Director Designation Agreement,” and “—Registration Rights Agreement.”

STOCK OWNERSHIP

The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the “Summary Compensation Table,” and for all executive officers and directors as a group, and, based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission, for each holder of more than five percent of our common stock as of September 19, 2011, the record date of the Annual Meeting.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned	Percent
VGG Holding LLC(2)	65,000,000	76.7%
Veritas Capital Partners III, L.L.C.(2)(3)	26,135,830	30.8%
Entities Affiliated with Golden Gate Capital(2)(4)	15,195,250	17.9%
GS Direct(2)(5)	12,764,010	15.1%
Leonard Borow(6)(7)	3,060,348	3.6%
John Buyko(7)	1,714,551	2.0%
John Adamovich, Jr.(7)	313,076	*
Edward S. Wactlar(7)	67,000	*
Charles Badlato(7)	123,828	*
Carl Caruso(7)	96,035	*
Robert B. McKeon(3)(8)(9)	26,135,830	30.8%
Prescott Ashe(4)	─	─
Joe Benavides(3)	─	─
Hugh Evans(3)	─	─
Bradley J. Gross(5)	─	─
John D. Knoll(4)	─	─
Ramzi M. Musallam(3)	─	─
Richard N. Nottenburg	7,500	*
Charles S. Ream	7,000	*
Mark H. Ronald	─	─
Peter J. Schoomaker	2,295	*

All executive officers and directors as a group (17 persons)(9)	31,527,463	37.2%

*	Denotes beneficial ownership of less than 1%.

(1)	Except as otherwise indicated, the address for each of the named beneficial owners is 35 South Service Road, P.O. Box 6022, Plainview, New York 11803.

(2)
All of the issued and outstanding common stock is held by the parent LLC. Veritas Capital Partners III, L.L.C. is the general partner of The Veritas Capital Fund III, L.P., which owns 30.2% of the Class A membership interests of the parent LLC. AX Holding LLC, an affiliate of Veritas Capital Partners III, L.L.C., owns 14.1% of the Class A membership interests of the parent LLC. Affiliates of Golden Gate Private Equity, Inc. own 25.8% of the Class A membership interests of the parent LLC. GS Direct owns 21.7% of the Class A membership interests of the parent LLC. Accordingly, all stockholders’ holdings reflected in the table above reflect indirect beneficial ownership in Aeroflex held through membership interests in the parent LLC. Class A membership interests represent 90.8% of the membership interests of the parent LLC. The Veritas Capital Fund III, L.P., AX Holding LLC, the affiliates of Golden Gate Private Equity, Inc. party to the limited liability company agreement of the parent LLC and GS Direct (collectively, the "Sponsor Holders") have a drag-along right pursuant to the limited liability company agreement of the parent LLC. In the event the Sponsor Holders propose to transfer all of their membership interests to a non-affiliated third party, the Sponsor Holders may unanimously elect to cause each other holder of membership interests of the parent LLC to transfer such membership interests in such transaction.

(3)	The address for Veritas Capital Partners III, L.L.C. and Messrs. McKeon, Evans, Musallam and Benavides is c/o Veritas Capital Fund Management, L.L.C., 590 Madison Avenue, New York, New York 10022.

(4)
The address for Golden Gate Private Equity, Inc., its affiliates and Messrs. Ashe and Knoll is One Embarcadero Center, 39th Floor, San Francisco, California 94111. The Class A Membership Interests held by entities affiliated with Golden Gate Capital are controlled by Golden Gate Capital Management II, LLC, a Delaware limited liability company ("GGC Management II"). GGC Management II is managed by four Managing Directors (Prescott H. Ashe, Kenneth J. Diekroeger, David C. Dominik, and Stefan Kaluzny) and is controlled by its Principal Managing Director (David C. Dominik). Each of Messrs. Dominik, Ashe, Diekroeger and Kaluzny expressly disclaims beneficial ownership of these securities except to the extent of their pecuniary interest therein, if any.

(5)
Mr. Gross is a managing director of Goldman, Sachs & Co. Goldman, Sachs & Co. is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a publicly traded company. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. may be deemed to beneficially own indirectly, in the aggregate, the Class A membership interests of the parent LLC and the shares of common stock of Aeroflex that are beneficially owned directly by GS Direct. GS Direct is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. Goldman, Sachs & Co., as the manager of GS Direct, has sole voting and investment power with respect to Class A membership interests of the parent LLC that are beneficially owned directly by GS Direct. The Goldman Sachs Group, Inc., Goldman, Sachs & Co., GS Direct and Mr. Gross each disclaim beneficial ownership of these securities except to the extent of its or his pecuniary interest therein, if any. The address for GS Direct and Mr. Gross is 200 West Street, New York, New York 10282.

(6)	The address for Mr. Borow is 3030 S. Horseshoe Drive, Naples, Florida 34104.

(7)
All of the interests in us owned by Messrs. Borow, Buyko, Adamovich, Wactlar, Badlato and Caruso represent indirect interests in us held through Class A, Class B and Class B-1 membership interests in the parent LLC; except that Messrs. Wactlar and Badlato directly own, respectively, 2,000 and 5,000 of these shares.  Mr. Borow owns a 1.8% Class A membership interest and a 3.0% Class B membership interest in the parent LLC, Mr. Buyko owns a 2.5% Class A membership interest and less than a 1% Class B membership interest in the parent LLC and each of Messrs. Adamovich, Wactlar, Badlato and Caruso own less than a 1% Class A, Class B and/or Class B-1 membership interest in the parent LLC. See “Executive Compensation—Compensation Discussion and Analysis—Parent LLC Class A Membership Interests” and "—Parent LLC Class B and Class B-1 Membership Interests.”

(8)
Mr. McKeon, Chairman of the board of managers of the parent LLC, is the Managing Member of Veritas Capital Partners III, L.L.C. and the managing member of Veritas Capital Fund Management, L.L.C., which is the manager of AX Holding LLC. Mr. McKeon has sole voting and investment power with respect to the Class A membership interests held by The Veritas Capital Fund III, L.P. and AX Holding LLC, and as such may be deemed a beneficial owner of such membership interests. Mr. McKeon disclaims this beneficial ownership except to the extent of his pecuniary interest in The Veritas Capital Fund III, L.P., AX Holding LLC and the parent LLC.

(9)
Includes Class A membership interests held by Veritas Capital Partners III, L.L.C. and AX Holding LLC, beneficial ownership of which may be deemed to be held by Mr. McKeon, as the Managing Member of Veritas Capital Partners III, L.L.C. See footnote 8 above. Mr. McKeon disclaims this beneficial ownership except to the extent of his pecuniary interest in The Veritas Capital Fund III, L.P., AX Holding LLC and the parent LLC.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our Board of Directors and senior management.  Biographical information for our senior management is set forth below, excluding the biographies of Leonard Borow and John Buyko, which are included along with the biographies of our Board of Directors under the heading “Proposal 1—Election of Directors” above.

Name	Age	Position
Leonard Borow	63	President and Chief Executive Officer, Director
John Buyko	51	Executive Vice President and President of Aeroflex Microelectronic Solutions, Director
John Adamovich, Jr.	58	Senior Vice President, Chief Financial Officer, and Secretary
Edward S. Wactlar	65	Senior Vice President and General Counsel
Charles Badlato	52	Vice-President–Treasurer and Assistant Secretary
Carl Caruso	67	Vice-President–Manufacturing
Robert B. McKeon	57	Chairman of our board of directors, Director
Prescott H. Ashe	44	Director
Joe Benavides	40	Director
Hugh Evans	43	Director
Bradley J. Gross	38	Director
John D. Knoll	40	Director
Ramzi M. Musallam	43	Director
Richard N. Nottenburg	57	Director
Charles S. Ream	67	Director
Mark. H. Ronald	70	Director
Peter J. Schoomaker	65	Director

John Adamovich, Jr. is our Senior Vice President, Chief Financial Officer and Secretary. He has been employed by us in various executive positions since 2005. He has been our Chief Financial Officer since October 2007, Senior Vice President and Chief Financial Officer of Aeroflex Incorporated since November 2005 and Secretary of Aeroflex since August 2007.  From November 2004 until May 2005, Mr. Adamovich was employed by Rainbow Media Enterprises, a subsidiary of Cablevision Systems Corporation, as its Executive Vice President and Chief Financial Officer. From January 1998 until November 2004, Mr. Adamovich was employed by Pall Corporation as its Group Vice President, Treasurer and Chief Financial Officer. From July 1975 until December 1997, Mr. Adamovich was employed by KPMG LLP, becoming a partner in 1986.

Edward S. Wactlar is our Senior Vice President and General Counsel.  He has been employed by us since July 2010. After graduating from Syracuse University College of Law in June 1970, and serving as a confidential law clerk for the Justices of the Appellate Division, Third Department, from August 1970 until June 1971, Mr. Wactlar was actively engaged in the private practice of law for nearly 40 years. From December 1980 through October 2006, Mr. Wactlar was a partner in Blau, Kramer, Wactlar & Lieberman, P.C, and its successor, Kramer, Coleman, Wactlar & Lieberman, P. C., and from October, 2006 to July 2010 was a partner in Moomjian, Waite, Wactlar & Coleman, L.L.P. Mr. Wactlar has represented Aeroflex and its subsidiaries in various legal matters for the past 30 years.

Charles Badlato is our Vice President—Treasurer and Assistant Secretary. He has been employed by us in various positions since 1987. He has been our Vice President—Treasurer and Assistant Secretary since April 2010, Vice President of Aeroflex Incorporated since February 2004 and Treasurer of Aeroflex Incorporated since February 1994. From December 1987 until February 1994, Mr. Badlato was employed by Aeroflex in various financial positions. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co. (now known as Deloitte & Touche).

Carl Caruso is our Vice President—Manufacturing. He has been employed by us in various positions since 1989. He has been our Vice President—Manufacturing since April 2010, Vice President—Manufacturing of Aeroflex Incorporated since February 1997 and Vice President of Aeroflex Plainview, Inc. since November 1989. Prior to joining us, Mr. Caruso was Vice President of Comstron Corporation, which we acquired in November 1989.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

On August 15, 2007, our Sponsors acquired Aeroflex Incorporated, our direct wholly owned subsidiary (the “Going Private Transaction”). Upon consummation of the Going Private Transaction, Aeroflex Incorporated ceased being a public company subject to the rules of the SEC and its principal trading market. Prior to that date, Aeroflex Incorporated had a compensation committee of its board of directors composed solely of independent directors that was responsible for the decisions regarding executive compensation.

Subsequent to the Going Private Transaction, the new board of directors of Aeroflex Incorporated became responsible for the oversight of our executive compensation programs and policies. Prior to the consummation of our IPO in November 2010, the board of directors of Aeroflex Incorporated was composed of three non-employee directors and two executive officers. The executive officers on the Aeroflex Incorporated board of directors were excluded from the decision making process with respect to themselves. Following the consummation of the IPO, our Compensation Committee became responsible for the oversight of our executive compensation programs and policies. With respect to executive compensation, the responsibilities of our Compensation Committee include the following:

•	Reviewing and approving our goals and objectives relevant to the compensation of our Chief Executive Officer;

•
Evaluating the performance of our Chief Executive Officer in light of our goals and objectives and determining and approving the compensation level of the Chief Executive Officer based on such evaluation;

•	Evaluating the performance of our other executive officers and making recommendations to the Board with regard to compensation arrangements, including salary and bonus;

•
Reviewing and making recommendations to the Board with respect to all employment agreements, severance agreements, change in control agreements and non-compete agreements to be entered into between us and our Chief Executive Officer or any of our other executive officers; and

•	Making recommendations to the Board with regard to the adoption of, or changes to, our executive compensation plans, including incentive compensation and equity-based plans.

Compensation Philosophy and Objectives

Our compensation is centered on a pay-for-performance philosophy and is designed to reward our named executives for their abilities, experience and efforts. Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve our corporate objectives, and thereby increase stockholder value. Our Compensation Committee considers that executive compensation should not only be competitive in amount, but also be closely aligned with the long-term interests of the stockholders which we represent while encouraging long-term executive retention. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, our executive compensation program includes a competitive base salary, an incentive cash bonus and equity-based compensation.

In determining the compensation of our named executives, we are guided by the following key principles:

Competitiveness of Compensation. Compensation should be responsive to the competitive marketplace so that we continue to be able to attract, retain and motivate talented executives.

Accountability for Overall Business Performance. A portion of compensation should be tied to our overall performance so that our named executives are held accountable through their compensation for the performance of Aeroflex as a whole.

Accountability for Individual Performance. A portion of compensation should be tied to each named executive’s own individual performance to encourage and reflect individual contributions to our performance.

Alignment with Stockholder Interests. A portion of compensation should be tied to our market performance through equity awards to align our named executives’ interests with those of our stockholders.

From time to time, the Compensation Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Compensation Committee relative to executive compensation matters. During fiscal 2011, the Compensation Committee was advised by a compensation consultant regarding compensation matters in general and, specifically, with respect to the 2011 Omnibus Equity Incentive Plan. No compensation consultant is paid on a retainer basis. The recommendations of the Chief Executive Officer are also solicited by the Compensation Committee with respect to compensation for named executives other than the Chief Executive Officer. “Named executives” refers to those executive officers named on the Summary Compensation Table that immediately follows this discussion.

Base Salary

Each of our named executives is a party to an employment agreement with us. We entered into employment agreements with Messrs. Borow and Buyko in 2007 in connection with the Going Private Transaction. We entered into an employment agreement with Mr. Adamovich in 2005 and Mr. Wactlar in 2010, each upon the commencement of his employment with us, and we entered into employment agreements with Messrs. Badlato and Caruso in 2003.

Each of these employment agreements, as amended, provides for an initial base salary and a yearly salary adjustment. The base salary of each named executive, as set forth in their respective employment agreements, was determined with the goal of providing compensation that is competitive with the compensation of executives in similar positions. Factors that influenced the assessment of competitiveness included the executive officer's level of responsibility and experience, individual performance and vulnerability to recruitment by other companies. In accordance with the terms of the applicable employment agreements, the yearly salary adjustment for each of Messrs. Borow, Buyko, Adamovich and Wactlar is determined by our Compensation Committee, subject to ratification by the Board. In accordance with the terms of their respective employment agreements, the yearly salary adjustment for each of Messrs. Caruso and Badlato is determined by our Compensation Committee in an amount that is not less than a standard cost-of-living increase, subject to Board ratification and approval.

Incentive Bonus

The purpose of our incentive bonuses is to reward participating executives for achieving our annual goals, which, in turn, promotes the Board of Directors' long-term goal of enhancing stockholder value. Based upon our achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board, Messrs. Borow and Buyko each receive an annual bonus of between 50% and 150% of his base salary; Mr. Adamovich receives an annual bonus of between 33.33% and 100% of his base salary; and Mr. Wactlar receives an annual bonus of between 50% and 75% of his base salary.

Pursuant to the employment agreements of Messrs. Borow, Buyko, Adamovich and Wactlar, for each fiscal year, our Compensation Committee establishes and recommends to the Board for its ratification and approval, an EBITDA target, a minimum or threshold EBITDA target that is the basis for minimum bonus awards and a maximum EBITDA target that is the basis for maximum bonus awards.  These EBITDA targets are based on management projections and are equitably adjusted by the Board of Directors, based on the recommendation of our Compensation Committee, in the event of any divestiture, acquisition or other extraordinary event.

Pursuant to their employment agreements, Messrs. Borow and Buyko are each eligible to receive a bonus of 100% of base salary if the EBITDA target is achieved, 50% of base salary if the threshold EBITDA is achieved, and 150% of base salary if the maximum EBITDA is achieved or exceeded.  Pursuant to his employment agreement, Mr. Adamovich is eligible to receive a bonus of 66.67% of base salary if the EBITDA target is achieved, 33.33% of base salary if the threshold EBITDA is achieved and 100% of base salary if the maximum EBITDA is achieved or exceeded.  Pursuant to his employment agreement, Mr. Wactlar is eligible to receive a bonus of 62.5% of base salary if the EBITDA target is achieved, 50% of base salary if the threshold EBITDA is achieved, and 75% of base salary if the maximum EBITDA is achieved or exceeded.

A sliding scale is used to calculate the bonus when the actual EBITDA in a fiscal year is between the threshold EBITDA and the EBITDA target or the EBITDA target and the maximum EBITDA, as the case may be. If the threshold EBITDA or the maximum EBITDA are not established for any fiscal year, such targets will be presumed to be, respectively, $10 million less and $10 million more than the EBITDA target.

For fiscal 2011, our Compensation Committee established and recommended, and the Board, accordingly, ratified and approved, an EBITDA target of $187.5 million, a threshold EBITDA of $175.0 million and a maximum EBITDA of $197.5 million. Based on the EBITDA targets set forth above and the actual EBITDA achieved as determined by our Compensation Committee, it was determined and recommended by the Compensation Committee, and ratified and approved by the Board, that  Messrs. Borow, Buyko, Adamovich and Wactlar receive annual bonuses for fiscal 2011 of $449,748, $311,364, $225,656 and $213,650, respectively. For more information about the bonus awards granted in recent years, see “- Summary Compensation Table”.

Annual Bonus

Pursuant to their employment agreements, Messrs. Badlato and Caruso receive discretionary annual bonuses. In recommending the amount of these discretionary annual bonuses for ratification and approval by the Board, our Compensation Committee may consider such factors as the recommendation of our Chief Executive Officer, the achievement of EBITDA targets and the respective individual's performance. For fiscal 2011, our Compensation Committee established and recommended, and the Board ratified and approved, annual bonuses of $120,000 and $100,000 to Messrs. Badlato and Caruso, respectively.  For more detail about annual bonus awards, see “—Summary Compensation Table.”

Equity-based Awards.

In addition to base salary and bonus compensation, we expect to provide each of our named executives equity-based compensation pursuant to the 2011 Omnibus Incentive Plan which we intend to implement subject to obtaining the required stockholder approval. For a discussion of this equity incentive plan, see “Proposal 4 —Approval of the Aeroflex Holding Corp. 2011 Omnibus Equity Incentive Plan.” This equity incentive plan is intended to provide us with a competitive edge in attracting, retaining and motivating employees, directors and consultants.

Parent LLC Class A Membership Interests

In connection with the Going Private Transaction, certain members of management were invited to invest in parent LLC, which owns 76.7% of our common stock. This permits the executives to share in the increase in our value and is intended to focus their efforts on our long-term results. The primary equity interest in the parent LLC are the Class A membership interests, of which a substantial controlling interest is owned by the Sponsors. The Class A membership interests include a special distribution of up to 50% of management's investment pursuant to the limited liability company operating agreement governing the parent LLC, providing a special incentive to management not available to the Sponsors. As a group, our named executives own 2.3% of the Class A membership interests.

Parent LLC Class B and Class B-1 Membership Interests

Certain members of our management have been granted Class B membership interests and certain members of our management and employees have been granted Class B-1 membership interests in the parent LLC. Pursuant to the terms of the limited liability company operating agreement governing the parent LLC, the holders of Class B membership interests and Class B-1 membership interests are entitled to receive a percentage of all distributions, if any, made by the parent LLC after (x) the holders of the Class A membership interests in the parent LLC, including the Sponsors, have received a return of their invested capital plus a 12% per annum internal rate of return (compounded annually) on their invested capital and (y) certain members of our management that received Class A interests for their capital contributions to the parent LLC have received a special distribution in the aggregate amount of approximately $3.2 million, together with a 12% per annum internal rate of return (compounded annually). The Class B membership interests and the Class B-1 membership interests are intended to provide incentive to management and certain employees to keep focused on our long-term value. The membership interests were allocated based on the individual's relative position and responsibilities. These Class B and B-1 membership interests are non-transferable and vest ratably over five years, which provides a retention incentive, or earlier upon a change of control. If and when fully vested, the Class B membership interests will represent 8.6% ownership in the parent LLC and the Class B-1 membership interests will represent 0.6% ownership in the parent LLC.

Aeroflex Employees’ 401(k) Plan

Generally, all employees based in the United States, including the named executive officers, are eligible to participate in the Aeroflex 401(k) plan after they have completed six months of service. Employees contribute a portion of their salary to the 401(k) plan and, up until June 30, 2009, we matched 50% of the first eight percent of eligible salary an employee contributed to the plan. The discretionary match was reinstated as of July 1, 2010, at 40% of the first eight percent of eligible salary contributed to the plan.

Executive Benefits and Perquisites

In order to offer a competitive package to attract and retain strong executives, we provide various benefits and perquisites to certain members of management. These include  leased autos, car expenses or car allowances, ten hours personal use of company jet timeshare (with reimbursement by the employee of the minimum amount of income imputed for such use as determined under applicable Federal and State rules and regulations), an executive medical reimbursement plan, split dollar life insurance agreements and a deferred compensation plan. Each executive receives a different package of benefits.

Post-termination Benefits

Certain of the named executives have terms in their employment contracts which provide for payments upon termination. The Chief Executive Officer also receives a consulting agreement for three years following his termination at two-thirds of his salary plus bonus and certain benefits if termination of employment is by expiration of the contract term, mutual agreement or retirement.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code, or the Code (as interpreted by IRS Notice 2007-49), may impose a limit on the amount of compensation we may deduct in any one year with respect to certain specified employees.  Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We believe that Section 162(m) of the Code will not limit our tax deductions for executive compensation for fiscal year 2011. The Compensation Committee’s policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee has the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise.

COMPENSATION COMMITTEE REPORT

We have reviewed the Compensation Discussion and Analysis required by Item 402(a) of Regulation S-K with the Company’s management.  Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

The Compensation Committee
Robert B. McKeon (Chairman)
Prescott H. Ashe
Hugh Evans
Charles S. Ream
Mark H. Ronald

SUMMARY COMPENSATION TABLE

          The following table sets forth information with respect to our Chief Executive Officer, Chief Financial Officer and each of the four other most highly compensated executive officers for fiscal 2011, fiscal 2010 and fiscal 2009. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)

Leonard Borow	2011	$635,098	$–	$–	$–	$449,748	$–	$56,362	$1,141,208
President and Chief	2010	555,006	–	–	–	832,500	–	34,918	1,422,424
Executive Officer	2009	550,507	–	–	–	475,000	–	672,463	1,697,970

John Buyko
Executive Vice
President and	2011	$450,000	$–	$–	$–	$311,364	$–	$18,001	$779,365
President of	2010	432,700	–	–	–	675,000	–	12,716	1,120,416
Aeroflex	2009	463,816	–	–	–	400,000	–	17,048	880,864
Microelectronic
Solutions

John Adamovich, Jr.
Senior Vice	2011	$440,000	$–	$–	$–	$225,656	$3,003	$19,573	$688,232
President, Chief	2010	431,542	–	–	–	440,000	4,197	12,212	887,951
Financial Officer	2009	443,083	250,000	–	–	–	4,157	21,446	718,686
and Secretary

Edward S. Wactlar
Senior Vice	2011	$375,000	$–	$317,333	$–	$213,650	$–	$17,253	$923,236
President and	2010	–	–	–	–	–	–	–	–
General Counsel	2009	–	–	–	–	–	–	–	–

Charles Badlato
Vice President –	2011	$257,525	$120,000	$–	$–	$–	$–	$19,652	$397,177
Treasurer and	2010	250,016	190,000	–	–	–	–	16,359	456,375
Assistant Secretary	2009	247,124	125,000	–	–	–	–	129,101	501,225

Carl Caruso
Vice President –	2011	$299,000	$100,000	$–	$–	$–	$–	$28,865	$427,865
Manufacturing	2010	278,860	170,000	–	–	–	–	22,662	471,522
	2009	297,672	150,000	–	–	–	–	617,621	1,065,293

(1)	“Salary” includes contributions to our 401(k) Plan by each of the named executive officers listed below for fiscal 2011, 2010 and 2009, as follows:

Name	2011	2010	2009
Leonard Borow	$22,000	$22,000	$22,000
John Buyko	28,004	15,966	16,500
John Adamovich, Jr.	22,593	21,407	21,347
Edward S. Wactlar	18,059	-	-
Charles Badlato	22,943	13,640	28,896
Carl Caruso	22,808	17,253	25,821

(2)
“Stock Awards” includes the value of parent LLC Class B-1 membership interests awarded to Mr. Wactlar. The amount disclosed for fiscal 2011 is based on the aggregate grant date fair value of the award as calculated in accordance with FASB ASC Topic 718. The Class B-1 membership interests vest ratably over five years or earlier upon a change of control.

(3)
“Non-Equity Incentive Plan Compensation” includes incentive bonuses payable to certain executives based on operating results pursuant to their respective employment agreements. The compensation identified in this column for fiscal 2011 and 2010 was based on the achievement of EBITDA targets, as defined by the employment agreements. For fiscal 2009, Messrs. Borow and Buyko were entitled to incentive bonuses in the amount of approximately $642,442 and $551,776, respectively. However, each of Messrs. Borow and Buyko agreed to accept $475,000 and $400,000, respectively, and forego the balance. For a detailed description of incentive bonus calculations, see "Executive Compensation—Compensation Discussion and Analysis—Incentive Bonus".

(4)
“All Other Compensation” for fiscal 2011 includes benefits received by our executives for a leased auto, car expenses or car allowances, personal use of the company jet timeshare (with reimbursement by the employee of the minimum amount of income imputed for such use as determined by the applicable Federal and state rules and regulations), supplemental medical reimbursement, split dollar life insurance agreements, a deferred compensation plan and company matching funds under the Aeroflex Incorporated Employees’ 401(k) Plan.  None of the individual amounts attributable to any of the perquisites or benefits exceeds the greater of $25,000 or 10% of the total amount of the perquisites and benefits for each executive.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2011

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock	All other Option	Per Share	Grant Date Fair
Name	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards: Number of Shares of Stocks or Units	Awards: Number of Securities Underlying Options	Exercise of Base Price of Option Awards	Value of Stock and Option Awards
Leonard Borow	$325,000	$650,000	$975,000	–	–	–	–	–	–	–
John Buyko	$225,000	$450,000	$675,000	–	–	–	–	–	–	–
John Adamovich, Jr.	$146,652	$293,348	$440,000	–	–	–	–	–	–	–
Edward S. Wactlar	$187,500	$234,375	$281,250	–	–	–	–	–	–	–
Charles Badlato	–	–	–	–	–	–	–	–	–	–
Carl Caruso	–	–	–	–	–	–	–	–	–	–

(1)
Amounts shown reflect the threshold, target and maximum payout amounts for the fiscal year ended June 30, 2011 under the terms of our named executive officers' employment agreements. For each of Messrs. Borow and Buyko, the target payout was equal to 100% of base salary, the threshold payout was equal to 50% of base salary and the maximum payout was equal to 150% of base salary. For Mr. Adamovich, the target payout was equal to 66.67% of base salary, the threshold payout was equal to 33.33% of base salary and the maximum payout was equal to 100% of base salary. For Mr. Wactlar, the target payout was equal to 62.5% of base salary, the threshold payout was equal to 50% of base salary and the maximum payout was equal to 75% of base salary. In fiscal 2011, the EBITDA target was $187.5 million, the threshold EBITDA was $175.0 million and the maximum EBITDA was $197.5 million. Based on the EBITDA targets and the determination by the Compensation Committee of the actual EBITDA achieved, it was determined and recommended by the Compensation Committee, and ratified and approved by the Board, that for fiscal 2011, Messrs. Borow, Buyko, Adamovich and Wactlar were entitled to be paid incentive bonuses of $449,748, $311,364, $225,656 and $213,650, respectively. For a detailed description of incentive bonuses, see “—Executive Compensation—Compensation Discussion and Analysis—Incentive Bonus.”

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END
Name	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Equity Incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested %	Market value of shares or units of stock that have not vested ($)	Equity Incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Leonard Borow	–	–	–	–	–	1.20%	9,364,786	–	–
John Buyko	–	–	–	–	–	1.00%	7,803,988	–	–
John Adamovich, Jr.	–	–	–	–	–	0.16%	1,248,638	–	–
Edward S. Wactlar	–	–	–	–	–	0.10%	302,250	–	–
Charles Badlato	–	–	–	–	–	0.06%	468,239	–	–
Carl Caruso	–	–	–	–	–	0.06%	468,239	–	–

In fiscal 2008, certain members of our management were granted Class B membership interests in parent LLC. In fiscal 2010 and fiscal 2011, certain members of our management were granted Class B-1 membership interests in parent LLC.  Pursuant to the terms of the parent LLC's limited liability company operating agreement, the holders of the Class B and B-1 membership interests are entitled to receive a percentage of all distributions, if any, made by parent LLC after the Class A members, including the Sponsors, receive a return of their invested capital and the aforementioned special distribution, where applicable, plus a 12% annual return. These Class B and B-1 membership interests vest over five years or earlier upon a change in control. The number of units disclosed in the table above is the percentage share of overall equity interests in the parent LLC represented by the unvested portion of these awards as of June 30, 2011, which was 40% and 100% of the original Class B and B-1 awards, respectively. The number of units that vested during fiscal 2011 is presented in the table below. These Class B and B-1 membership interests represent profit interests in parent LLC. The market value shown in the tables above and below reflects the liquidation value at June 30, 2011, using the closing market price of $18.15.

FISCAL 2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (%)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Leonard Borow	–	–	0.60%	4,682,393
John Buyko	–	–	0.50%	3,901,994
John Adamovich, Jr.	–	–	0.08%	624,319
Edward S. Wactlar	–	–	–	–
Charles Badlato	–	–	0.03%	234,120
Carl Caruso	–	–	0.03%	234,120

PENSION BENEFITS AT FISCAL 2011 YEAR-END

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Leonard Borow	(1)	–	–	–
John Buyko	–	–	–	–
John Adamovich, Jr.	–	–	–	–
Edward S. Wactlar	–	–	–	–
Charles Badlato	(1)	–	–	–
Carl Caruso	–	–	–	–

(1)           Aeroflex Incorporated SERP

Effective January 1, 1994, we established the Aeroflex Incorporated SERP for certain of our officers. The Going Private Transaction constituted a change in control that accelerated the vesting of benefits under the SERP in the event of a termination of employment of the participants in the SERP on or prior to August 15, 2008. The SERP was amended to provide that no additional benefits are earned after August 31, 2007. We entered into an employment agreement with Mr. Borow on August 15, 2007 and amended our employment agreement with Mr. Badlato in July 2008. The employment agreements provide, among other terms, that if Messrs. Borow and Badlato remain employed beyond August 15, 2008, which they have, certain specified payments, approximating the benefits earned by each of them respectively, under the SERP, plus 6% interest per annum from August 15, 2007, would be payable to them in full satisfaction of the benefits payable under the SERP, payable the earlier of December 31, 2008 to January 5, 2009 or upon specified events. Our aggregate liability to Messrs. Borow and Badlato under the SERP, including the related interest, was $14,085,887 and $3,128,276, respectively, at June 30, 2008. The aggregate liability to Messrs. Borow and Badlato under the SERP, including the related accrued interest was $19,853,814, which was fully paid in fiscal 2009.

2011 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Leonard Borow	–	–	–	–	–
John Buyko	–	–	–	–	–
John Adamovich, Jr.	–	$50,000	$3,773	–	$270,196
Edward S. Wactlar	–	–	–	–	–
Charles Badlato	–	–	–	–	–
Carl Caruso	–	–	–	–	–

In accordance with a December 1, 2006 amendment to the employment contract of Mr. Adamovich, we have credited or will credit to a book reserve $50,000 beginning December 1, 2006 and each successive December 1 that he is employed by us. This money is notionally invested in bonds, mutual funds or securities as agreed upon by our Board of Directors and Mr. Adamovich. For fiscal 2011, we credited the book reserve by $50,000 and the balance accrued $3,773 of notional interest. The Summary Compensation Table reflects the excess of these notional earnings over earnings calculated at a market rate of 120% of the applicable federal long term rate.

Potential Payments Upon Termination Or Change In Control

See “—Outstanding Equity Awards at June 30, 2011” above and “—Employment Agreements” below for a discussion of potential payments upon termination or change in control.

We entered into amendments to the employment agreements with each of our named executive officers (other than Mr. Wactlar) immediately prior to our IPO in November 2010. Those amendments, together with the employment agreement we entered into with Mr. Wactlar effective July 2010, each  provides that, to the extent any severance benefits payable to a named executive officer constitute deferred compensation subject to Section 409A of the Internal Revenue Code at the time the employment of such named executive officer terminates, and that officer is deemed a "specified employee" under Section 409A, then we will defer payment of these benefits to the extent necessary to avoid adverse tax treatment.

Directors’ Compensation

Directors that are employed by us or by affiliates of the Sponsors do not receive any fees for serving as a member of our Board of Directors in addition to their salaries and bonuses earned through their employment; however, we use cash and, if the Aeroflex Holding Corp. 2011 Omnibus Incentive Plan is approved by our stockholders, we expect to also use stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation, our Board of Directors considers the significant amount of time that directors expend in fulfilling their duties as well as the skill level required. The following information relates to the compensation of our directors:

Board Retainer and Fees.  Directors who are not our employees or employees of affiliates of the Sponsors receive an annual retainer of $40,000, payable quarterly in advance, and a $2,000 fee for each meeting of the Board of Directors they attend.

Committee Fees. The Chairman of the Audit Committee receives an additional annual fee of $12,000, and each member receives an additional fee of $2,000 for attendance at each meeting of the Audit Committee. Each non-affiliated member receives an additional fee of $2,000 for attendance at each meeting of the Compensation and Corporate Governance and Nominating Committees. Our employees and employees of affiliates of the Sponsors will not receive any retainer or fees for their service on the Board of Directors or any committee.

Equity Awards.  Our directors who are not employees or employees of affiliates of the Sponsors are expected to be eligible to receive equity awards pursuant to the 2011 Omnibus Incentive Plan we intend to implement subject to obtaining the required stockholder approval. For a discussion of this equity incentive plan, see “Proposal 4 —Omnibus Equity Incentive Plan”.

The table below summarizes the compensation paid by the Company to our directors for the fiscal year ended June 30, 2011.

FISCAL 2011 DIRECTORS’ COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Robert B. McKeon	-	-	-	-
Leonard Borow	-	-	-	-
John Buyko	-	-	-	-
Prescott H. Ashe	-	-	-	-
Joe Benavides	-	-	-	-
Hugh Evans	-	-	-	-
Bradley J. Gross	-	-	-	-
John D. Knoll	-	-	-	-
Ramzi M. Musallam	-	-	-	-
Richard N. Nottenburg	$46,000	-	-	$46,000
Charles S. Ream	86,000	-	-	86,000
Mark H. Ronald	60,000	-	-	60,000
General Peter J. Schoomaker (USA, Ret.)	52,000	-	-	52,000

Employment Agreements

We are a party to employment agreements with each of our named executive officers, the terms of which are set forth below.

Leonard Borow

We are a party to an employment agreement with Mr. Borow, our President and Chief Executive Officer, which expires on August 15, 2015. Mr. Borow currently receives a base salary of $650,000 and an annual bonus of between 50% and 150% of his base salary based upon our achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board.

Mr. Borow's employment agreement provides for a three-year consulting period after the termination of employment by expiration of the contract term, mutual agreement or retirement, during which time Mr. Borow will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. Based on his current salary, he would receive monthly payments of $36,111.

In the event that we terminate the employment of Mr. Borow without cause (as defined in the employment agreement) or Mr. Borow terminates his employment for good reason (as defined in the employment agreement), Mr. Borow is entitled to receive his salary, an annual bonus and continuation of health benefits for the remainder of the contract term. For this purpose, the annual bonus will be calculated based on the average of Mr. Borow's highest annual bonuses for a period not to exceed three years during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007. As of June 30, 2011, this lump sum severance would aggregate approximately $5.1 million. In the event Mr. Borow's employment is terminated for cause, Mr. Borow will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of Mr. Borow's death or disability, Mr. Borow or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and Mr. Borow or his beneficiary or estate is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination. In the event Mr. Borow's employment terminates due to retirement, Mr. Borow shall be entitled to his salary through the date of termination, unused vacation, a prorated amount of any annual bonus for the fiscal year in which he retired and any benefits that have vested in accordance with the terms of the applicable award. If, in connection with a change of control, we determine in good faith that any payments or benefits provided to Mr. Borow constitute "parachute payments" within the meaning of Section 280G and Section 4999 of the Internal Revenue Code, such "parachute payments" to Mr. Borow will be reduced to an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Borow without resulting in any portion of such parachute payments being subject to an excise tax.

Mr. Borow is subject to non-competition and non-solicitation restrictions until two years following the later of (a) the termination of his employment for any reason and (b) the three-year consulting period.

John Buyko

We are a party to an employment agreement with Mr. Buyko, our Executive Vice President and President of Aeroflex Microelectronic Solutions, which expires on August 15, 2015. Mr. Buyko currently receives a base salary of $450,000 and an annual bonus of between 50% and 150% of his base salary based upon our achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board.

In the event that we terminate the employment of Mr. Buyko without cause (as defined in the employment agreement) or Mr. Buyko terminates his employment for good reason (as defined in the employment agreement), Mr. Buyko is entitled to receive (i) his salary for the remainder of the employment term at the rate in effect immediately prior to such termination, (ii) continuation of health benefits until the earlier of December 31st of the second year following his termination of employment or his commencement of full-time employment with a new employer and (iii) annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year) equal to the average of the highest annual bonuses for a period not to exceed three years awarded to him during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007. As of June 30, 2011, this lump sum severance would aggregate approximately $3.8 million. In the event that we terminate the employment of Mr. Buyko for cause, he is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of termination upon Mr. Buyko's death or disability, Mr. Buyko or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and he is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination. If, in connection with any transaction, we determine in good faith that any payments or benefits provided to Mr. Buyko constitute "parachute payments" within the meaning of Section 280G and Section 4999 of the Internal Revenue Code, such "parachute payments" to Mr. Buyko will be reduced to an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Buyko without resulting in any portion of such parachute payments being subject to an excise tax.

In addition, Mr. Buyko is subject to non-competition and non-solicitation restrictions until the later of (i) the period during which Mr. Buyko is entitled to receive severance payments pursuant to the employment agreement and (ii) one year following the termination of his employment for any reason.

John Adamovich

We are a party to an employment agreement with Mr. Adamovich, our Senior Vice President, Chief Financial Officer and Corporate Secretary, which expires on September 17, 2013. Under the agreement, Mr. Adamovich currently receives an annual salary of $440,000 and is eligible to receive an annual bonus of between 33.33% and 100% of his annual salary based upon the achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board. In the event that we terminate the employment of Mr. Adamovich within two years following a change in control (as defined in the employment agreement) without cause (as defined in the employment agreement) or Mr. Adamovich terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive (i) a lump sum severance payment, up to the maximum amount deductible under Sections 280G and 4999 of the Internal Revenue Code, of 2.5 times the sum of his base salary and average annual bonuses received for our last three fiscal years, (ii) continuation of health benefits until December 31st of the second year following his termination of employment, and (iii) a pro-rata bonus for the year of termination. As of June 30, 2011, this lump sum severance would aggregate approximately $1.9 million.

In the event that we terminate the employment of Mr. Adamovich without cause, or if Mr. Adamovich terminates his employment for good reason, he is entitled to receive (i) his salary and benefits for one year following termination of employment and (ii) any unpaid bonus applicable for the fiscal year in which the date of termination occurs, prorated to the date of termination, but in no event less than 50% of the bonus he would otherwise be entitled to for that fiscal year had he not been terminated. As of June 30, 2011, this lump sum severance payment would aggregate $440,000, excluding any potential bonus.

In the event Mr. Adamovich's employment is terminated for cause, Mr. Adamovich will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation. In the event of Mr. Adamovich's death or disability, Mr. Adamovich or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, and Mr. Adamovich or his beneficiary or estate is also entitled to any annual bonus for the current fiscal year. Mr. Adamovich is subject to non-competition and non-solicitation restrictions during the employment period and, in the case of termination for cause or without good reason, for one year after the date of termination.

Edward S. Wactlar

We are a party to an employment agreement with Mr. Wactlar, our Senior Vice President and General Counsel.  The agreement is for a period of three years, renewing daily, unless either party provides notice of non-renewal. Upon such notice of nonrenewal, the employment period shall continue for a three year period from the date of such notice; provided, however, that if such non-renewal notice is received after the fifth anniversary of the effective date of the agreement, the employment period shall continue for a period of one year from the date any such notice of non-renewal is received. Under the agreement, Mr. Wactlar currently receives an annual base salary of $375,000 and is eligible to receive an annual bonus of between 50% and 75% of his annual base salary based upon the achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board. In the event that we terminate the employment of Mr. Wactlar within 18 months following a change in control (as defined in the employment agreement) without cause (as defined in the employment agreement) or Mr. Wactlar terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive (i) a lump sum severance payment, up to the maximum amount deductible under Sections 280G and 4999 of the Internal Revenue Code, of (A) 3 times the sum of his base salary and average annual bonuses received for our last three fiscal years if termination occurs prior to the fifth anniversary of the effective date of the employment agreement or (B) one times his base salary and average annual bonuses received for our last three fiscal years if termination occurs after the fifth anniversary of the effective date of the employment agreement, (ii) continuation of health benefits for the balance of the employment period, but in no event less than one year following his termination of employment, and (iii) a pro-rata bonus for the year of termination. As of June 30, 2011, this lump sum severance would aggregate approximately $1.8 million.

In the event that we terminate the employment of Mr. Wactlar without cause, or if Mr. Wactlar terminates his employment for good reason, he is entitled to receive (i) his salary and benefits for the remainder of the employment term, but in no event less than one year following termination of employment if such termination occurs after the fifth anniversary of the effective date of the employment agreement and (ii) annual bonuses for the remainder of the employment period as if Mr. Wactlar had not been terminated, provided, however, that if such termination occurs after the five year anniversary of the effective date of the agreement, such bonus shall in no event be less than 50% of the bonus he would otherwise be entitled to for that fiscal year had he not been terminated. As of June 30, 2011, this lump sum severance payment would aggregate approximately $1.1 million, excluding any potential bonus.

In the event Mr. Wactlar's employment is terminated for cause, Mr. Wactlar will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation. In the event of Mr. Wactlar’s death or disability, Mr. Wactlar or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, and Mr. Wactlar or his beneficiary or estate is also entitled to any annual bonus for the current fiscal year. Mr. Wactlar is subject to non-competition and non-solicitation restrictions during the employment period and, in the case of termination for cause or without good reason, for one year after the date of termination.

Charles Badlato

We are a party to an employment agreement with Mr. Badlato, our Vice President—Treasurer and Assistant Secretary, under which Mr. Badlato's term of employment will continue until we give him, or he gives us, written notice of an intention to terminate his employment upon a specified date. Under the agreement, Mr. Badlato currently receives an annual salary of $257,525.

In the event there is a change in control (as defined in the employment agreement), Mr. Badlato may, within six months of becoming aware of such event, terminate his employment with us. Upon such termination, he would be entitled to receive a lump sum severance payment, up to the maximum amount deductible under Section 280G of the Internal Revenue Code, of three times the sum of (i) his base salary and (ii) the amount of any bonus paid to him for the last completed fiscal year less $100. As of June 30, 2011, this lump sum severance would aggregate approximately $1.2 million.

In the event that we terminate the employment of Mr. Badlato without cause (as defined in the employment agreement), or if Mr. Badlato terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive his salary and benefits for one year following termination of employment. As of June 30, 2011, this lump sum severance payment would aggregate $257,525. In the event of termination upon death or due to disability, Mr. Badlato or his beneficiary or estate is entitled to receive 50% of his salary for one year following termination of employment. In the event Mr. Badlato is terminated for cause, Mr. Badlato would be entitled to receive his salary through the date of termination and any awarded but unpaid bonus. Mr. Badlato is subject to non-competition and non-solicitation restrictions during the employment period and for a period of two years after termination for any reason.

Carl Caruso

We are a party to an employment agreement with Mr. Caruso, our Vice President—Manufacturing, under which Mr. Caruso's term of employment will continue until we give him, or he gives us, written notice of an intention to terminate his employment upon a specified date. Under the agreement, Mr. Caruso currently receives an annual salary of $299,000. Prior to January 1, 2008, Mr. Caruso was paid the lump sum of $648,450 as consideration for the release of his option to terminate his employment upon the Going Private Transaction on August 15, 2007. In January 2009, Mr. Caruso received a payment of $580,839 in exchange for relinquishing his right to a consulting arrangement at the end of his employment.

In the event that we terminate the employment of Mr. Caruso without cause (as defined in the employment agreement), or if Mr. Caruso terminates his employment for good reason (as defined in the employment agreement), he is entitled to receive his salary and benefits for one year following termination of employment. As of June 30, 2011, this lump sum severance would aggregate $299,000. In the event of termination upon death or due to disability, Mr. Caruso or his beneficiary or estate is entitled to receive 50% of his salary for one year following termination of employment. In the event Mr. Caruso is terminated for cause, Mr. Caruso would be entitled to receive his salary through the date of termination and any awarded but unpaid bonus. Mr. Caruso is subject to non-competition and non-solicitation restrictions during the employment period and for a period of two years after termination for any reason.

Potential Payments Upon Termination on Change in Control

See  “-Outstanding Equity Awards at Fiscal 2011 Year-end” and “-Employment Agreements” above for a discussion of potential payments upon termination on a change in control.

PROPOSAL 2— ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our Company’s philosophy, policies and practices described in this Proxy Statement.

Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Executive Compensation—Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

Accordingly, the Board of Directors unanimously recommends that our stockholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although the say-on-pay vote is advisory, and, therefore, not binding on the Company, the Compensation Committee or our Board of Directors, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL 3— FREQUENCY OF ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

We are seeking an advisory vote on the frequency with which say-on-pay votes, similar to Proposal 2 in this Proxy Statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.”  By voting on this Proposal 3, stockholders may indicate whether they prefer an advisory vote on the compensation of our named executive officers every one, two, or three years.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year (annual vote) is the most appropriate alternative for our Company and, therefore, our Board of Directors recommends that you support a frequency period of every year for the advisory vote on executive compensation.  An annual vote will allow our stockholders to provide us with regular input about our executive compensation philosophy and practices.

Stockholders are not voting to approve or disapprove of the Board’s recommendation.  Instead, stockholders have four choices with respect to this proposal:  one year, two years, three years or abstaining from voting on the proposal. While this vote is advisory and non-binding in nature, it is the intention of the Board of Directors to give careful consideration to the frequency desired by our stockholders as expressed by their vote on this Proposal before determining the action the Board deems most appropriate for Aeroflex Holding Corp. and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR A “ONE YEAR” FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION
OF OUR EXECUTIVE OFFICERS

PROPOSAL 4— APPROVAL OF THE AEROFLEX HOLDING CORP. 2011 OMNIBUS INCENTIVE PLAN

Overview

The Board of Directors recommends that our stockholders approve the Aeroflex Holding Corp. 2011 Omnibus Incentive Plan (the “Incentive Plan”), which it adopted on June 20, 2011. The general purpose of the Incentive Plan is to attract, motivate and retain selected employees, consultants and directors for our Company and our subsidiaries, to provide them with incentives and rewards for superior performance and to better align their interests with the interests of our stockholders.  As of September 30, 2011, no Awards have been granted under this plan.

The summary below of the principal features of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Exhibit A.

Summary of the Plan

 General. The Incentive Plan authorizes us to provide equity-based compensation in the form of (i) Options, (ii) Stock Appreciation Rights (“SARs”), (iii) Restricted Stock and Restricted Stock Unit Awards (“RSUs”), (iv) Other Share-Based Awards; and (v) Performance Awards (collectively called “Awards”).  Options granted under the Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee.

 Number of Shares Authorized. The number of shares of our common stock available for award under the Incentive Plan is 4,462,632 shares.  The last sales price of our common stock as reported on the New York Stock Exchange on  September 19, 2011 was $9.68 per share.

If any Award is forfeited, expires, lapses or otherwise terminates without the issuance of shares of our common stock subject to such Award, such shares will again be available for future grant. In addition, any shares under the Incentive Plan that are used to satisfy award obligations under the plan of another entity that is acquired by our Company will not count against the remaining number of shares available. Finally, if there is any change in our corporate capitalization, the Compensation Committee may cancel and make substitutions of Awards or may adjust the number of shares available for award under the Incentive Plan, the number and kind of shares covered by Awards then outstanding under the Incentive Plan and the exercise price of outstanding Options and Stock Appreciation Rights.

Administration. The Compensation Committee (or any subcommittee thereof formed by the Compensation Committee) (the “Committee”) will administer the Incentive Plan. Subject to the other provisions of the Incentive Plan, the Committee has the authority to:

•	interpret the Incentive Plan;

•	establish and amend rules and regulations relating to the Incentive Plan;

•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and

•	make all other determinations it deems necessary or advisable for the administration of the Incentive Plan.

To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules of the New York Stock Exchange, the Committee may delegate to (i) a committee of one or more directors any authority of the Committee under the Incentive Plan and (ii) one or more executive officers or a committee of executive officers the right to grant Awards to employees who are not directors or executive officers of the Company.

Eligibility. The Incentive Plan provides that Awards may be granted to employees, directors and consultants of our Company and its subsidiaries. Incentive stock options may be granted only to employees.

Each Award granted under the Incentive Plan will be evidenced by a written award agreement between the participant and our Company, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

The Awards Authorized Under the Incentive Plan

Options

An Option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each Option agreement will specify the exercise price, the type of Option, the term of the Option and the date when the Option will become exercisable.

            Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price under an incentive stock option or nonqualified stock option will not be less than 100% of the fair market value of common stock on the date the Option is granted. However, any optionee who owns more than 10% of the combined voting power of all classes of our Company’s outstanding common stock (a “10% Stockholder”) will not be eligible for the grant of an incentive stock option unless the exercise price of the incentive stock option is at least 110% of the fair market value of the common stock on the date of grant.

Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by cash or check, by tendering previously acquired shares of common stock, or, subject to approval by the Committee, by delivery of other consideration having a fair market value on the exercise date equal to the purchase price or by withholding shares of common stock underlying the Option being exercised, or by any combination of the foregoing methods.

Term of the Option. The term of an Option granted under the Incentive Plan will be no longer than ten years from the date of grant. In the case of an Option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

Stock Appreciation Rights

A SAR entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of common stock from the date of the grant of the SAR and the date of exercise payable in cash, shares of common stock or other property, or any combination thereof. Any grant may be subject to vesting conditions before the SAR may become exercisable. A SAR shall have a grant price of not less than fair market value on the date of grant and may not be exercised more than ten years from the grant date.

Restricted Stock and Restricted Stock Unit Awards

An Award of Restricted Stock is a grant to the recipient of ownership of a specified number of shares of common stock which are subject to restrictions that lapse separately or in combination at such time or times as the Committee, in its discretion, determines. Each grant of Restricted Stock will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period. Unless otherwise provided in the award agreement, the participant shall become a stockholder of the Company, with voting, dividend and other stockholder rights, with respect to the restricted stock awarded as of the date of grant.

Restricted Stock Units represents the right of the grantee of the RSU to receive from the Company a payment upon or after vesting of the RSU equal to the per share value of the common stock as of the date of grant, vesting date or other date determined by the Committee at the date of grant of the RSU.  At the discretion of the Committee, RSUs may be settled by delivery of cash or shares, or a combination thereof, as determined by the Committee.  RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a stockholder.

Other Share-Based Awards

Other Share-Based Awards may be granted by the Committee, either alone or in addition to other Awards granted under the Incentive Plan, in the form and on such terms and conditions as the Committee shall determine.

Performance Awards

Awards of Performance Shares and Performance Cash may be made under the Incentive Plan. A Performance Share is a grant of a unit with a value equal to a designated number of shares of common stock.  Performance Cash mean any cash incentives paid to the participant.  A grant of Performance Shares or Performance Cash will vest and become payable to the participant upon the achievement during a specified performance period of performance objectives established by the Committee.

Performance objectives may be established on a company-wide basis; with respect to one or more subsidiaries, business units, divisions, department or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance objectives, the number of units to which they pertain and the time and manner of payment of the Award, shall be specified in the Award Agreement.

The Committee may also condition the grant and vesting of a Restricted Stock Award, RSUs or an Other Share-Based Award on the achievement of performance objectives as described above.

General Provisions

 Vesting. Each grant of Performance Shares and Performance Cash will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service that must be achieved before it becomes exercisable. Each grant of Restricted Stock or Restricted Stock Units shall specify the duration of the restriction period and any other conditions under which the Restricted Stock or Restricted Stock Unit would be forfeitable to our Company, including any applicable performance goals.  Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event.

Dividends/Ownership Rights. Unless otherwise provided by the Committee, an Award of Restricted Stock entitles the participant to dividend, voting and other ownership rights during the restriction period. Notwithstanding the foregoing, any dividends paid with respect to the Restricted Stock shall be subject to the same restrictions that apply to the underlying Award during the restriction period, unless otherwise provided by the Committee.  A participant receiving a Restricted Stock Unit Award will not possess any rights of a stockholder with respect to such Award.

Transferability of Awards. In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited transfers of Awards, other than incentive stock options, to certain family members, trusts for the benefit of certain family members, or as charitable donations.

Termination of Employment or Consulting Services. The Committee may take actions which it believes equitable under the circumstances or in the best interest of our Company with respect to Awards that are not fully vested in the event of termination of employment by reason of death, disability, voluntary or involuntary termination of employment, or other termination or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee.

Award Deferrals and Dividend Equivalents. An Award Agreement may provide for the deferral of the payment of any Award.  The recipient of any Award, other than an Option or SAR, may be entitled to receive, on a deferred basis, amounts of cash, stock or other property dividends on shares of common stock underlying the Award. Any dividends or dividend equivalents provided with respect to Performance Awards or Restricted Stock, RSUs or other Share-Based Awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying Awards.

Change in Control

Unless otherwise provided in the participant’s Award Agreement, in the event of a participant’s termination for any reason other than Cause (as defined in an Award Agreement) within 24 months following a Change in Control: (i) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months even if beyond original term, (ii) restrictions, limitations and other conditions on Restricted Stock and RSUs shall lapse and the Restricted Stock and RSUs shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable (pro rata), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.  An Award shall be considered assumed or replaced if following the Change in Control the assumed or replacement award confers the right to purchase or receive, for each share of common stock subject to the Award immediately prior to the Change in Control, the consideration received in the transaction constituting a Change in Control by holders of our shares of common stock for each share held on the effective date of such transaction. Unless otherwise provided in an Award Agreement, in the event of any Change in Control of the Company, to the extent the successor company does not assume or replace an Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or replaced shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and RSUs that are not assumed or replaced shall lapse and the Restricted Stock and RSUs shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable (pro rata), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

Notwithstanding the foregoing, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and SAR outstanding shall terminate within a specified number of days after notice to the participant, and/or that each Option and SAR shall be cancelled and in consideration for such cancellation each participant shall receive, with respect to each share of common stock subject to such Option or SAR, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or SAR. Such amount shall be payable in cash, in one or more kinds of stock or property  or in a combination thereof, as the Committee, in its discretion, shall determine; provided, that if the exercise price per share of such Option and/or SAR equals or exceeds the fair market value of such shares of common stock immediately prior to the occurrence of such Change in Control, then such Option and/or SAR may be cancelled without the payment of consideration.

A “Change in Control” is defined in the Incentive Plan as occurrence of any of the following events: (a) (i) sale of all or substantially all of the assets of the Company to any person or entity or group of persons or entities which is not an affiliate of our Sponsors; (ii) any person or entity or group of persons or entities (other than a group consisting solely of affiliates of our Sponsors) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company then outstanding or (iii) a merger or consolidation pursuant to which any person or entity or group of persons or entities (other than a group consisting solely of affiliates of our Sponsors) becomes the “beneficial owner” (as defined in clause (ii) above) of more than 50% of the voting stock of the Company or the surviving or resulting entity immediately following the consummation of such transaction; or (b) consummation of a complete liquidation or dissolution of the Company.

Effective Date, Amendments, and Termination of the Incentive Plan. The Incentive Plan will be effective as of the date of approval by our Board, subject to approval by our Company’s stockholders. The Incentive Plan terminates automatically on June 20, 2021, the tenth anniversary of its adoption by the Board of Directors.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE INCENTIVE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Nonqualified Options

A participant realizes no taxable income and our Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a nonqualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Incentive Plan, non-qualified options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Stock held by the participant. Payment in common stock or Restricted Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Stock, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Stock surrendered. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares will have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

Incentive Stock Options

A participant realizes no taxable income and our Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and our Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will realize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Incentive Plan, incentive stock options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock or Restricted Stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Stock, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Stock surrendered. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs

A participant realizes no taxable income and our Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Restricted Stock

Restricted Stock received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such Restricted Stock does not make the election described below, the participant realizes no taxable income upon the receipt of Restricted Stock and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Stock lapse the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

             Participants receiving Restricted Stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming our Company has adequate current or accumulated earnings and profits.

Other Share-Based Awards

The tax consequences of receiving Other Share-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. These tax consequences may vary depending upon the terms and conditions of such awards, but should generally be analogous to the tax consequences for Stock Options, Restricted Stock, Performance Cash and SARs, as described above, as the case may be. Accordingly, in most cases, an Other Share-Based Award, if payable in the form of shares of common stock, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later and, if an Other Share-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Subject to Section 162(m) of the Code, our Company will be entitled to a corresponding tax deduction. A participant’s tax basis in any shares received will generally be equal to the fair market value of such shares when the forfeiture restrictions lapse or the shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the shares are transferred, whichever occurs later. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Performance Cash and Performance Shares

A participant realizes no taxable income and our Company is not entitled to a deduction when Performance Cash or Performance Shares are awarded. When the Performance Cash and Performance Shares vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

 Section 162(m) Limitations

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is “performance-based compensation” and meets certain other requirements outlined in Code Section 162(m) and related regulations.  If Awards to such persons are intended to qualify as “performance-based compensation,” the Incentive Plan provides that no participant may be granted (i) Options or SARs during any 12-month period with respect to more than 1,000,000 shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in shares with respect to more than 300,000 Shares. In addition to the foregoing, the maximum dollar value that may be earned by any participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000.

Withholding

Our Company is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to our Company as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing our Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to our Company in an amount necessary to satisfy the withholding obligation.

New Plan Benefits

Because benefits under the Incentive Plan are discretionary and will depend on the actions of the Committee and the value of our common stock, it is not possible to determine the benefits that will be received if stockholders approve the Incentive Plan.

Vote Required and the Recommendation of the Board

Approval of the Aeroflex Holding Corp. 2011 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. In addition, under applicable NYSE rules, the total votes cast on this proposal must represent greater than 50% of the outstanding shares of common stock entitled to vote. Abstentions will be counted as votes cast and will have the same effect as a vote against the proposal. Under applicable NYSE rules, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
APPROVAL OF THE AEROFLEX HOLDING CORP. 2011 OMNIBUS INCENTIVE PLAN

AUDIT COMMITTEE REPORT

The Audit Committee for the Company’s fiscal year ended June 30, 2011 was composed of three directors, each of whom is independent within the meaning of applicable NYSE rules and all of whom have accounting or related financial management expertise. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The Company’s independent registered public accounting firm is responsible for auditing those financial statements.  It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.  The responsibility of the members of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring these processes.

The Audit Committee’s oversight of these processes and considerations and discussions with management and with the Company’s independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

In this context, the Audit Committee met with management and representatives of KPMG LLP, our independent registered public accounting firm, to review and discuss the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2011.  The Audit Committee also discussed with KPMG LLP the matters required by the Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU Section 380).  The Audit Committee also received written disclosures and a letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP that firm’s independence.  In particular, the Audit Committee considered whether the provision of non-audit services described in the following section is compatible with maintaining the independence of KPMG LLP and concluded that it is.

Based upon these reviews and discussions, the Audit Committee  recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended June 30, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee
Charles S. Ream (Chairman)
Mark H. Ronald
General Peter J. Schoomaker (USA, Ret.)

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012.  As a matter of good corporate governance, the appointment of KPMG LLP is being presented to the stockholders for ratification.  The Audit Committee is not bound by the outcome of this vote but if the stockholders do not ratify the appointment of KPMG, the Audit Committee may reconsider its decision.

A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

AUDIT AND RELATED FEES

Audit Fees

We were billed the aggregate amount of  $1.9 million by KPMG LLP in respect of fiscal year 2011 and $2.3 million in respect of fiscal year 2010 for fees for professional services rendered for the audit of our consolidated annual financial statements and review of our financial statements included in our Forms 10-Q.

Audit-Related Fees

We were billed the aggregate amount of $601,000 by KPMG LLP in respect of fiscal year 2011 and $342,000 in respect of fiscal year 2010 for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not reported under the preceding paragraph.  These services included review of registration statements, including those registration statements filed in connection with our IPO, and accounting consultations.

Tax Fees

We were billed the aggregate amount of $79,000 by KPMG LLP in respect of fiscal year 2011 and $95,000 in respect of fiscal year 2010 for professional services rendered for tax compliance, tax advice and tax planning. These services included reviewing our U.S. Federal and various state tax returns.

All Other Fees

KPMG LLP did not render other services in fiscal year 2011 or fiscal year 2010.

Our Audit Committee has determined that the provision of services by KPMG LLP is compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm.

Pre-Approval Policies

Our Audit Committee has determined not to adopt any blanket pre-approval policies. Instead, the Committee determined that it will, through designated individuals, specifically pre-approve the provision by KPMG LLP of all services.

Our Audit Committee approved all of the services provided by KPMG LLP and described in the preceding paragraphs.

Vote Required

The ratification of the appointment of KPMG LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE
RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Any material transaction involving our directors, nominees for director, executive officers and their immediate family members and us or any of our affiliates is reviewed and approved by the Chief Executive Officer, following consultation with the Chairman of the Board, who determines whether the transaction is in our best interest. In addition, related-person transactions involving directors and nominees are subsequently reviewed by the Corporate Governance and Nominating Committee in connection with its review of the independence of the directors. The policies and procedures for related-party transactions are not in writing, but the proceedings are documented in the minutes of the Corporate Governance and Nominating Committee meetings.

Advisory Agreement

At the closing of the Going Private Transaction, we entered into an advisory agreement with affiliates of the Sponsors under which the affiliates of the Sponsors agreed to provide business and organizational strategy, financial and advisory services as mutually agreed upon by the parties to the advisory agreement. Such services have included support and assistance to management with respect to analyzing and negotiating acquisitions and divestitures, preparing financial projections, analyzing and negotiating financing alternatives, monitoring of compliance with financing agreements and searching for and hiring management personnel. As compensation for these services, we paid affiliates of the Sponsors a one-time transaction fee as of the closing of the Going Private Transaction in the aggregate amount of $22.0 million (of which $10.2 million was paid to an affiliate of Veritas Capital, $5.9 million was paid to an affiliate of Golden Gate Capital and $5.9 million was paid to Goldman, Sachs & Co.) and we paid, during the term of the advisory agreement, (i) an annual advisory fee in the aggregate amount equal to the greater of $2.1 million and 1.8% of our Adjusted EBITDA (as defined in our senior secured credit facility, which has since terminated) for the prior fiscal year and (ii) transaction fees on all acquisitions, divestitures, financings and liquidity events, which were calculated based upon the aggregate financing amount provided by the Sponsors and allocated to the affiliates of the Sponsors pro rata in accordance with each Sponsor's interest in the parent LLC at the time of such acquisitions, divestitures, financings or liquidity events (taking into account any new investment being made at such time) or, when the Sponsors did not provide financing, the transaction fee was not less than 1% of the value of the transaction. In addition to the fees described above, we also paid or reimbursed the Sponsors for all out-of-pocket costs incurred by the Sponsors in connection with their activities under the advisory agreement, including the reasonable costs and expenses of their respective counsel and advisers in connection with their activities under the advisory agreement, any requested amendment or waiver of any investment document, and the sale or disposition of their respective interests in the parent LLC. We also indemnified during the term of the advisory agreement, and continue to indemnify, the affiliates of the Sponsors from and against all losses, claims, damages and liabilities related to the performance of their duties under the advisory agreement, other than those of the foregoing that result from the gross negligence or willful misconduct of such parties. The advisory agreement had an initial term expiring on December 31, 2013 and was automatically renewable for additional one year terms thereafter unless we or the Sponsors gave notice of non-renewal. The advisory fees paid to the affiliates of the Sponsors aggregated $2.8 million for fiscal 2011 (of which $1.3 million was paid to an affiliate of Veritas Capital, $0.9 million was paid to an affiliate of Golden Gate Capital and $0.6 million was paid to Goldman, Sachs & Co.).

Our expenses relating to our IPO in November 2010 included the payment of a transaction fee to affiliates of the Sponsors in the aggregate amount of $2.5 million (of which $1.2 million was paid to an affiliate of Veritas Capital, $0.8 million was paid to an affiliate of Golden Gate Capital and $0.5 million was paid to Goldman, Sachs & Co.). Additionally, we entered into a termination agreement with the affiliates of the Sponsors that are parties to the advisory agreement, pursuant to which the obligations of such parties to provide us with advisory services and our obligations to pay fees in respect of such services terminated. Pursuant to the terms of the termination agreement, we paid affiliates of the Sponsors a termination fee in the aggregate amount of $16.9 million (of which $8.0 million was paid to Veritas Capital, $5.6 million was paid to an affiliate of Golden Gate Capital and $3.3 million was paid to Goldman, Sachs & Co.). Our obligations with respect to the indemnification of affiliates of the Sponsors and reimbursement of their expenses accruing prior to the termination of the advisory agreement survive the termination of the obligations of the parties described above.

Limited Liability Company Agreement

At the closing of the Going Private Transaction, the Sponsors and certain members of our management who purchased equity interests in the parent LLC became parties to a limited liability company agreement with the parent LLC that sets forth provisions relating to the management and ownership of the parent LLC, including the rights of the Sponsors to appoint members of the board of managers of the parent LLC.

           Veritas Capital has the right to appoint four members of the board of managers of the parent LLC at any time it owns at least 33% of the membership interests of the parent LLC, three members of the board of managers of the parent LLC at any time it owns less than 33% but at least 27% of the membership interests of the parent LLC, two members of the board of managers of the parent LLC at any time it owns less than 27% but at least 20% of the then outstanding membership interests of the parent LLC, and one member of the board of managers of the parent LLC at any time it owns less than 20% but at least 5% of the membership interests of the parent LLC. Golden Gate has the right to appoint three members of the board of managers of the parent LLC at any time it owns at least 33% of the membership interests of the parent LLC, two members of the board of managers of the parent LLC at any time it owns less than 33% but at least 20% of the then outstanding membership interests of the parent LLC, and one member of the board of managers of the parent LLC at any time it owns less than 20% but at least 5% of the then outstanding membership interests of the parent LLC. GS Direct has the right to appoint two members of the board of managers of the parent LLC at any time it owns at least 33% of the membership interests of the parent LLC, and one member of the board of managers of the parent LLC at any time it owns less than 33% but at least 5% of the membership interests of the parent LLC.

As described under “Proposal 1—Election of Directors,” at the time of our IPO, we entered into a director designation agreement that provides for the rights of the parent LLC to nominate designees to our Board of Directors. See “—Director Designation Agreement.” Pursuant to the limited liability company agreement of the parent LLC, the Sponsors will have certain rights to select the individuals that the parent LLC has the right to nominate under the director designation agreement. The Sponsors have agreed to allocate such rights to select the nominees under the director designation agreement as follows:

•
Until such time as we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, the parent LLC is required to nominate to our Board of Directors each member of the board of managers of the parent LLC that was appointed by Veritas Capital, Golden Gate Capital or GS Direct; and

•
during such time as (i) the parent LLC owns less than a majority but at least one share of our outstanding common stock and (ii) we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, Veritas Capital will have the right to select two nominees, Golden Gate will have the right to select one nominee and GS Direct will have the right to select one nominee.

Each of the Sponsors is required pursuant to the limited liability company agreement of the parent LLC to cause the resignation from our Board of Directors of any director that was selected by such Sponsor and was nominated to our Board of Directors pursuant to the director designation agreement (i) in the event such Sponsor exercises its rights pursuant to the limited liability company agreement to redeem all of its Class A membership interests in exchange for our shares or (ii) if such director (A) has been removed from the board of managers of the parent LLC, (B) has resigned from the board of managers of the parent LLC or become disabled or (C) is required to resign from the board of managers of the parent LLC. The parent LLC may not waive or decline to exercise any of its rights under the director designation agreement or agree to any amendment of the director designation without the approval of the Sponsors.

In addition, the limited liability company agreement provides for, among other things, restrictions on the transferability of equity of the parent LLC, tag-along rights, drag-along rights and information rights. The tag-along rights provide that in the event of a proposed transfer of all of the Sponsors’ membership interests in the parent LLC, no Sponsor may transfer its membership interest until each holder of Class B or Class B-1 membership interests has been given the opportunity to participate in the transaction and sell his, her or its Class B or Class B-1 membership interests in the parent LLC under substantially the same terms as those of the Sponsors. The drag-along rights provide that in the event of a proposed transfer of all of the Sponsors’ membership interests in the parent LLC, the Sponsors may unanimously agree to require each member of the parent LLC, to sell his, her or its membership interests in the parent LLC in exchange for a pro rata portion of the proceeds. The information rights provide that (i) each member of the parent LLC may examine, copy and audit the books of the parent LLC during normal business hours, (ii) the parent LLC will keep the Sponsors informed with respect to any tax, criminal or regulatory investigation, or action and (iii) each year the parent LLC will provide its tax returns, schedules and related tax information to its members.

Without the approval of the Sponsors, subject to certain stated exceptions, the parent LLC may not permit us to take certain actions, including:

•
a merger, consolidation or liquidation, dissolution or recapitalization (including dividend distributions and reorganizations), public offerings or other liquidity events, until the fifth anniversary of the closing of the Going Private Transaction; and

•	transactions with the Sponsors or affiliates or employees of the Sponsors.

Pursuant to the limited liability company agreement of the parent LLC, each holder of Class A membership interests will have the right to require the parent LLC to redeem all, but not less than all, of its Class A membership interests in exchange for our shares (i) at any time from and after the second anniversary of our IPO, (ii) with respect to any Sponsor seeking to redeem its Class A membership interests, such time as our Board of Directors does not contain at least one director designated by such Sponsor, other than as a result of an act, omission or decision by such Sponsor or any of its designees to our Board of Directors or (iii) with the prior written approval of each of the Sponsors. The redemption price for such Class A membership interests will be an amount equal to the amount that would be distributed to such electing holder in respect of such Class A membership interests if the parent LLC were liquidated as of the date such holder provides notice of its election to redeem to the parent LLC, known as the “Redemption Price”; provided that if a redemption notice is given prior to the sixth anniversary of the closing of the Going Private Transaction, the Redemption Price will be calculated based on the assumption that all of the Class B membership interests and Class B-1 membership interests permitted to be issued under the terms of the limited liability company agreement are outstanding and that all such Class B membership interests and Class B-1 membership interests have vested. The Redemption Price is payable in shares of our common stock having a fair market value equal to the Redemption Price or, at the election of the electing holder, with the cash proceeds of a number of shares sold by the parent LLC having a fair market value equal to the Redemption Price.

Director Designation Agreement

As described above under “Proposal 1—Election of Directors,” we entered into a director designation agreement in connection with the IPO pursuant to which the parent LLC is entitled to nominate individuals to our Board of Directors.  A copy of the director designation agreement is included as an exhibit to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-165920) filed with the SEC on November 10, 2010, which is available from the SEC at its website at www.sec.gov.

Registration Rights Agreement

At the closing of the Going Private Transaction, the parent LLC became party to a registration rights agreement with us. Pursuant to the registration rights agreement, the parent LLC and each of the Sponsors may require us to effect a long-form registration on not more than three occasions and a short-form registration on an unlimited number of occasions, provided that the number of securities requested to be registered must have a value equal to at least $10 million based on the closing price of such security on the last trading day prior to the registration request. We may postpone for a reasonable period of time, which may not exceed 90 days, the filing of a registration statement that the parent LLC or the Sponsors requested that we file pursuant to the registration rights agreement if our Board of Directors determines that the filing of the registration statement will have a material adverse effect on our plan to engage in certain business transactions. Under the terms of this agreement, we will be required to pay all registration expenses in connection with any demand registration. In addition, if we propose to register additional shares of common stock, the parent LLC will be entitled to notice of the registration and is entitled to include its shares of common stock in that registration with all registration expenses paid by us.

Transactions with Goldman, Sachs & Co. and its Affiliates

Goldman, Sachs & Co. is the manager of GS Direct, which indirectly owns approximately 15.1% of our common stock. Bradley J. Gross, a member of our Board of Directors and the board of managers of the parent LLC, is a Managing Director in the Principal Investment Area of Goldman, Sachs & Co.

Under the exchange and registration rights agreement entered into in connection with the issuance of 11.75% senior notes due February 15, 2015, Aeroflex Incorporated agreed to prepare and file, at our expense, a market-making prospectus in order to enable Goldman, Sachs & Co. and its affiliates to engage in market-making activities for the senior notes.  Goldman, Sachs & Co. acted as the initial purchaser in the offering of the senior notes. The amount of principal outstanding under the senior notes at the time of their issuance on August 7, 2008 was $225 million.  As of May 9, 2011, these notes have been either retired or called.

Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., acted as sole lead arranger, sole bookrunner, administrative agent, collateral agent (with respect to our senior secured credit facility), and syndication agent under our senior secured and senior subordinated unsecured credit facilities. The senior secured credit facility was entered into on August 15, 2007, and consisted of a senior secured term loan facility of $525.0 million and a senior secured revolving credit facility of $50.0 million. The senior subordinated unsecured credit facility was entered into on September 21, 2007, and consisted of a term loan of $120.0 million, which increased to $168.0 million as a result of paid-in-kind interest of $48.0 million. Interest was payable exclusively in kind through August 15, 2010 and in cash for all periods thereafter.  As of May 9, 2011, the loans were fully paid.

In the aggregate, approximately $23.1 million in fees were paid to Goldman, Sachs & Co. and its affiliates in connection with the senior note offering and the senior secured and senior subordinated unsecured credit facilities.

Goldman, Sachs & Co. acted as an underwriter in connection with our IPO and received approximately $5.0 million in fees in connection therewith. Goldman, Sachs & Co. also acted as a dealer manager in the tender offers for our senior notes and as an arranger in the offers to purchase our senior subordinated unsecured term loans. Goldman, Sachs & Co. received an aggregate amount of approximately $400,000 as compensation for its services as a dealer manager and as an arranger in such tender offers and offers to purchase.

Goldman Sachs Lending Partners, LLC, an affiliate of Goldman, Sachs & Co., acted as syndication agent, joint lead arranger and joint bookrunner under the new senior secured credit facility.  The new senior secured credit facility was entered into on May 9, 2011 and consists of a senior secured term loan facility of $725.0 million and a senior secured revolving credit facility of $75.0 million.  Goldman, Sachs & Co. received a total of $3.1 million in connection with the new senior secured credit facility.

Goldman, Sachs & Co., Goldman Sachs Credit Partners L.P. and their affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates.

Issuance of Membership Interests of the Parent LLC

In connection with the closing of the Going Private Transaction, the parent LLC issued an aggregate of $372.0 million of membership interests to the Sponsors. Veritas Capital and an affiliate of Veritas Capital purchased $172.0 million of membership interests, affiliates of Golden Gate Capital purchased $100.0 million of membership interests and GS Direct purchased $100.0 million of membership interests. At the closing of the Going Private Transaction, certain members of our management purchased an aggregate of approximately $6.4 million of membership interests from the parent LLC and, after the closing, GS Direct transferred $16.0 million of membership interests to third party investors.

In addition, certain members of our management have been granted Class B interests and certain members of management and employees have been granted Class B-1 interests in the parent LLC. See “Executive Compensation—Compensation Discussion and Analysis—Parent LLC Class B and Class B-1 Membership Interests.”

FINANCIAL STATEMENTS

A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended June 30, 2011 has been provided to all stockholders as of September 19, 2011, the record date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and the New York Stock Exchange. Based solely upon our review of the copies of the forms we have received and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2011.

Matters to be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names.

Deadline for Submission of Stockholder Proposals for the 2012 Annual Meeting

Proposals of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than June 7, 2012  to be included in the proxy statement for that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to our Secretary at our principal offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our bylaws, we must not receive notice of any stockholder proposal earlier than July 19, 2012 nor later than August 18, 2012, or else the notice will be considered untimely and we are not required to present such proposal at the 2012 Annual Meeting.

We will provide without charge to any stockholder as of the record date, copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including financial statements and financial statement schedules thereto, upon written request delivered to John Adamovich, Secretary, at our offices at 35 South Service Road, P.O. Box 6022, Plainview, NY 11803-0622.  These materials can also be found on our website at www.aeroflex.com.

By Order of the Board of Directors,

John Adamovich, Jr.
Senior Vice President, Chief Financial
Officer and Secretary

Dated: October 3, 2011
Plainview, New York

EXHIBIT A

 AEROFLEX HOLDING CORP.

2011 OMNIBUS INCENTIVE PLAN

Aeroflex Holding Corp. (the "Company"), a Delaware corporation, hereby establishes and adopts the following Aeroflex Holding Corp. 2011 Omnibus Incentive Plan (the "Plan").

1.           PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors and consultants of the Company and its Subsidiaries who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.           DEFINITIONS

2.1.           "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  The term "controlling" and "controlled" shall have meanings correlative to the foregoing.

2.2.           "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award granted pursuant to the provisions of the Plan.

2.3.           "Award Agreement" shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.4.           "Board" shall mean the board of directors of the Company.

2.5.           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6.           "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder.  The Committee shall consist of no fewer than two Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" to the extent required by the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded), to the extent required by such rules.

2.7.           "Covered Employee" shall mean an employee of the Company or its subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code to the extent required by such rules.

2.8.           "Director" shall mean a member of the Board who is not an employee of the Company or any of its Subsidiaries.

2.9.           "Dividend Equivalents" shall have the meaning set forth in Section 12.5.

2.10.          "Employee" shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

2.11.           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.12.           "Fair Market Value" shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

2.13.           "Limitations" shall have the meaning set forth in Section 10.5.

2.14.           "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15.           "Other Share-Based Award" shall have the meaning set forth in Section 8.1.

2.16.           "Participant" shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.17.           "Payee" shall have the meaning set forth in Section 13.1.

2.18.           "Performance Award" shall mean any Award of Performance Cash or Performance Shares granted pursuant to Article 9.

2.19.           "Performance Cash" shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.20.           "Performance Period" shall mean the period established by the Committee of not less than 6 months during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.21.           "Performance Share" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.22.           "Person" means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

2.23.           "Permitted Assignee" shall have the meaning set forth in Section 12.3.

2.24.           "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25.           "Restricted Stock Award" shall have the meaning set forth in Section 7.1.

2.26.           "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27.           "Restricted Stock Unit Award" shall have the meaning set forth in Section 7.1

2.28.           "Shares" shall mean the shares of the common stock of the Company, par value $0.01 per share.

2.29.           "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Article 6.

2.30.           "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.31.           "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.           SHARES SUBJECT TO THE PLAN

3.1.           Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 4,462,632 Shares shall be authorized for issuance under the Plan.

  (b)           If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

  (c)           In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

  (d)           Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

3.2.           Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.           ELIGIBILITY AND ADMINISTRATION

4.1.           Eligibility.  Any Employee or Director shall be eligible to be selected as a Participant.

4.2.           Administration. (a) The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

  (b)           Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.

  (c)           To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company.

5.           OPTIONS

5.1.           Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.           Award Agreements.  All Options granted pursuant to this Article shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.  The terms of Options need not be the same with respect to each Participant.  Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.           Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided that the option price of an incentive stock option granted to an employee who, at the time of grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Shareholder") shall be no less than 110% of the Fair Market Value of one Share on the date of grant of such Option.  Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company's stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.2), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4.           Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, further that no incentive stock option granted to a Ten Percent Shareholder shall be exercisable after five (5) years from the date the Option is granted.

5.5.           Exercise of Options. (a) Options shall be subject to such vesting conditions as may be imposed by the Committee.  Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

 (b)           Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

 (c)           The Award Agreement for an Option shall set forth the extent to which it may be exercised following termination of the Participant's employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

5.6.           Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

5.7.           Incentive Stock Options.  The Committee may grant Options intended to qualify as "incentive stock options" as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code.  The aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares for which incentive stock options granted to any employee under this Plan may first become exercisable in any calendar year shall not exceed $100,000.  Solely for purposes of determining whether Shares are available for the grant of "incentive stock options" under the Plan, the maximum aggregate number of Shares that may be issued pursuant to "incentive stock options" granted under the Plan shall be 4,462,632 Shares, subject to adjustment provided in Section 12.2.

6.           STOCK APPRECIATION RIGHTS

6.1.           Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.           Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

 (a)           Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

 (b)           The Committee shall determine in its sole discretion whether upon the exercise of a Stock Appreciation Right payment shall be made in cash, in whole Shares or other property, or any combination thereof.

 (c)           The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

 (d)           Stock Appreciation Rights shall be subject to such vesting conditions as may be imposed by the Committee.  The Committee may impose such other conditions or restrictions on the terms of exercise of any Stock Appreciation Right, as it shall deem appropriate.  The Award Agreement for the Stock Appreciation Right shall set forth the extent to which it may be exercised following termination of the Participant's employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

 (e)           A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years.

 (f)           Without the approval of the Company's stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 10.2), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

 (g)           The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.           RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.           Grants.  Awards of Restricted Stock and Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award" or "Restricted Stock Unit Award" respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation.  A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee, unless the Committee applies Article 10 to the Award as provided in Section 10.1.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2.           Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3.           Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares.  A Participant receiving a Restricted Stock Unit Award shall not possess any rights of a stockholder with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (including cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award.  Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4.           Effect of Termination of Employment.  The Award Agreement for Restricted Stock Award or Restricted Stock Unit Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock or Restricted Stock Units following termination of the Participant's employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

7.5.           Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.           OTHER SHARE-BASED AWARDS

8.1.           Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Share-Based Awards") may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.  Other Share-Based Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee, unless the Committee applies Article 10 to the Award as provided in Section 10.1.

8.2.           Award Agreements.  The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of such Awards need not be the same with respect to each Participant.  Notwithstanding the provisions of this Section, Dividend Equivalents and cash and any property distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

8.3.           Effect of Termination of Employment.  The Award Agreement for an Other Share-Based Award shall set forth the extent to the Award will be retained following termination of the Participant's employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

8.4.           Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.  Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.           PERFORMANCE AWARDS

9.1.           Grants.  Performance Awards in the form of Performance Cash or Performance Shares, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon criteria set forth in Section 10.2.

9.2.           Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents.  The terms of Performance Awards need not be the same with respect to each Participant.

9.3.           Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.           Effect of Termination of Employment.  The Award Agreement for Performance Awards shall set forth the extent to which the Participant shall have the right to retain Performance Awards following termination of the Participant's employment with or provision of services to the Company and its Subsidiaries.

9.5.           Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.         CODE SECTION 162(m) PROVISIONS

10.1.           Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.           Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; booking value of contract awards; year-end backlog; days sales outstanding; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.           Adjustments.  Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4.           Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

10.5.           Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 1,000,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 300,000 Shares (the "Limitations").  In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000.  If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.          CHANGE IN CONTROL PROVISIONS

11.1.           Treatment of Awards. (a)  Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or replaces an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award, (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or a subsidiary thereof) terminates (other than a termination by the Company for cause (as defined in an Award Agreement) within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months, (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable (pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.  For the purposes of this Section 12.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award shall be considered assumed or replaced if following the Change in Control the assumed or replacement award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares).

    (b)           Unless otherwise provided in an Award Agreement, in the event of any Change in Control of the Company, to the extent the successor company does not assume or replace an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or replaced shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or replaced shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable (pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

    (c)           Notwithstanding the foregoing, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Option and Stock Appreciation Right shall be cancelled and in consideration for such cancellation each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine; provided, that if the exercise price per share of such Option and/or Stock Appreciation Right equals or exceeds the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control, then such Option and/or Stock Appreciation Right may be cancelled without the payment of consideration.

11.2.           Change in Control.  For purposes of the Plan, Change in Control means the occurrence of any of the following events:

    (a)           (i) sale of all or substantially all of the assets of the Company to any Person or group of Persons which is not an Affiliate of Veritas Capital Management, L.P. ("Veritas"), Golden Gate Private Equity, Inc. ("Golden Gate") or GS Direct, L.L.C. ("Goldman"); (ii) any Person or group of Persons (other than a group consisting solely of Affiliates of Veritas, Golden Gate or Goldman) is or shall become the "beneficial owner" (as defined in Rule 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company then outstanding or (iii) a merger or consolidation pursuant to which any Person or group of Persons (other than a group consisting solely of Affiliates of Veritas, Golden Gate or Goldman) becomes the "beneficial owner" (as defined in clause (ii) above) of more than 50% of the voting stock of the Company or the surviving or resulting entity immediately following the consummation of such transaction; or

    (b)           consummation of a complete liquidation or dissolution of the Company.

12.         GENERALLY APPLICABLE PROVISIONS

12.1.           Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval or (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) amend any provision of Section 10.5.  The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company's stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award.  Unless required by applicable law, rule or regulation, no amendments to, or suspension or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

12.2.           Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of Participants under the Plan, taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.           Transferability of Awards.  Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative.  To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a "Permitted Assignee") to (i) the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

12.4.           Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

12.5.           Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award), other than an Option or Stock Appreciation Right, may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.  The Committee may provide the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.          MISCELLANEOUS

13.1.           Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes.  If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2.           Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3.           Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.4.           Forfeiture Events. (a) The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant's provision of services to the Company and/or a Subsidiary, violation of material Company, and/or Subsidiary policies, breach of noncompetition, non-solicitation, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, and/or its Subsidiaries.

    (b)        If the Company is required to file an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or recklessly engaged in the misconduct, or knowingly or recklessly failed to prevent or report the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued for such period as determined by the Committee following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document reflecting such material noncompliance.

13.5.           Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6.           Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.7.           Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8.           Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9.           Construction.  As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

13.10.        Unfunded Status of the Plan.  The Plan is intended to constitute an "unfunded" plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11.        Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

13.12.        Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the Board.  Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13.        Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14.        Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.15.        No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing.  In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization, the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.16.        Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

AEROFLEX

AEROFLEX HOLDING CORP.
ATTN: ANDREW KAMINSKY
35 SOUTH SERVICE ROAD
PLAINVIEW, NY 11803

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Robert B. McKeon
02 Leonard Borow
03 John Buyko
04 Prescott H. Ashe
05 Joe Benavides
06 Hugh Evans
07 Bradley J. Gross
08 John D. Knoll
09 Ramzi M. Musallam
10 Richard N. Nottenburg
11 Charles S. Ream
12 Mark H. Ronald
13 Peter J. Schoomaker

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. Advisory vote on the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4. and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000114700_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders is/are available at www.proxyvote.com .

AEROFLEX HOLDING CORP.
Annual Meeting of Stockholders
November 16, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Robert B. McKeon and John Adamovich, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AEROFLEX HOLDING CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM EST on November 16, 2011, at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000114700_2 R1.0.0.11699